UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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agilon health, inc.
(Name of Registrant as Specified in its Charter)
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)
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Health Care Reimagined.

2025 Proxy Statement

agilon health

CEO Message.
Dear agilon Stockholder:	April 17, 2025
In 2024, agilon established new partnerships with physician practices, expanded our Physician Network, and enhanced our purpose-built platform, all while we and the Medicare Advantage (“MA”) sector continued to navigate through a complex transition period for the industry. Our achievements would not be possible without the hard work and dedication of our team of approximately 1,000 talented employees who believe in our mission to be the trusted, long-term partner of community-based physicians enabling them to reimagine the patient experience for older adults and lead the transformation of care delivery in their communities.

As we manage through the third year of a challenging MA rate and utilization cycle, we are focused on strengthening our business for near-term improvement, success and profitability. The recent favorable CY26 MA Final Rate Notice from the Centers for Medicare & Medicaid Services (CMS) makes us optimistic that we will see a more favorable rate and overall macro environment for 2026 and beyond.

In 2024, we took important actions that provide a strong foundation from which to build as we continue to navigate this cycle:		On behalf of our Board of Directors and our entire team, thank you for supporting agilon health, and for helping us ensure our physician partners thrive alongside their patients.
1.	Reducing our underwriting exposure to costs outside our control, including a reduction in Part D exposure to less than 30% of our membership.
2.	Pursuing profitable and measured growth aligned with current payor and provider dynamics.
3.	Strengthening our core clinical and operational capabilities to support our partnerships.
Maintaining operating cost discipline by leveraging our scaled infrastructure and technology investments.
We continue to focus on these actions in 2025. At the same time, we continue to execute on the foundational elements of our value-based care (VBC) model, also known as the Total Care Model. We intend for this focused approach to continue this year, and despite the current headwinds, our goal is to be cash flow breakeven by 2027.

We have a strong core business with solid fundamentals, an increasingly relevant value proposition, and a primary care workforce in need of a better solution. With our Total Care Model, our partnerships continue to deliver significant quality outcomes, including quality scores at four and above, and in 2024, our Network reinvested $250+ million into local primary care within the communities we serve. We are proud to have 30 partners in 12 states and serve 30 communities, which collectively represent 2,200+ primary care physicians (PCPs) and around 615,000 senior patients. Our Physician Network will become even stronger with the addition of our Class of 2026 partners, even as we continue to take a measured approach to growth.

On a separate note, I’d like to review several changes to our executive leadership team. In 2024, Jeff Schwaneke, an experienced finance, operational and managed care executive and director on agilon’s Board of Directors, joined our company as Chief Financial Officer. We also named Dr. Karthik Rao as Chief Medical Officer and Dr. Kevin Spencer as Chief Clinical Officer. Sarah Mokover, Senior Vice President, Payor Engagement and Contracting Strategy joined the executive leadership team and Veeral Desai, Chief Strategy & Development Officer, transitioned to a long-term strategic advisor to the Chief Executive Officer role.

With Jeff Schwaneke joining the executive team we now have eight board members, the majority of whom are independent. This includes independent chairs for each of our board committees. Our Board of Directors is fundamental to advancing our company’s mission and contribute greatly to our success, and I am appreciative of their ongoing commitment to agilon.
In closing, I’d like to reiterate why our company continues to fill a critical need for our physician partners and their patients. Our Total Care Model is helping PCPs make the shift to value, resulting in better care for seniors, improved patient outcomes, and lower costs. Ultimately, agilon’s Total Care Model empowers physicians to transform our health care system. This is a worthy purpose and is the reason why I joined agilon five years ago as well as why the leadership team and I continue to be excited about our company’s future and our role in transforming primary care.

Our stockholders are extremely important to all of us at agilon. On behalf of our Board of Directors and our entire team, thank you for supporting agilon, and for helping us ensure our physician partners thrive alongside their patients.

Please know that the leadership team and I are committed to our fiduciary duty of acting in your best interests. With that said, it’s my pleasure to invite you to learn more about our vision and progress at our fourth annual meeting of stockholders, taking place on May 28, 2025. The attached proxy statement contains information about the meeting agenda, as well as voting instructions. We thank you for taking time to review and vote on these important issues.

Best,

Steve Sell Chief Executive Officer agilon health, inc.

Notice of Annual
Meeting of Stockholders.
To the stockholders of agilon health, inc.:
On behalf of the board of directors (the “board”), we cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of agilon health, inc. (the “Company”).
AGENDA
At the meeting, stockholders will consider and vote on the following matters:

1	Election of two Class I directors for a three-year term ending at the 2028 Annual Meeting of Stockholders
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025
3	Advisory vote to approve the compensation paid to the Company’s named executive officers

Stockholders will also be asked to transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
The board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this proxy statement and “FOR” each of Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.
Please refer to the Proxy Statement Summary on page 1 for instructions on ways to vote your shares.
We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process will lower the costs of printing and distributing our proxy materials and reduce our environmental impact, without impacting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 4, 2025 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and may vote at the Annual Meeting of Stockholders. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about April 17, 2025.
DATE
Wednesday,
May 28, 2025
TIME
12:00 p.m.,
Eastern Time
LOCATION
www.virtualshare holdermeeting.com/ AGL2025

We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment.
We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world.

Table of Contents.

01	Proxy Statement Summary
04	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2025.
05	Questions and Answers About the Proxy Materials and Annual Meeting
10	The Board of Directors and Corporate Governance
22	Commitment to Sustainability
26	Executive Officers
28	Executive Compensation
56	Security Ownership of Certain Beneficial Owners and Management
59	Certain Relationships and Related Party Transactions
61	Proposal 1: Election of Directors
62	Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
64	Proposal 3: Advisory Vote to Approve Executive Compensation
65	Other Business

Cautionary Language Regarding
Forward-Looking Statements.
Statements in this Notice of Annual Meeting of Stockholders and Proxy Statement that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Forward-looking statements appear in several places throughout this Notice of Annual Meeting of Stockholders and Proxy Statement and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, our financial position, action plans, growth strategies, Centers for Medicare & Medicaid Services reimbursement rates, the macroeconomic environment, the benefits of our Class of 2026 partners, the benefits our Total Care Model offers, and our sustainability initiatives. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, they are not guarantees of timing, future results or performance. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. Factors that could cause actual results and outcomes to differ from those reflected in the forward-looking statements include, without limitation: our history of net losses and the expectation that our expenses will increase in the future; failure to identify and develop successful new geographies, physician partners and payors, or execute upon our growth initiatives; success in executing our operating strategies or achieving results consistent with our historical performance; medical expenses incurred on behalf of our members may exceed revenues we receive; our ability to maintain and secure additional contracts with Medicare Advantage payors on favorable terms, if at all; our ability to grow new physician partner relationships sufficient to recover startup costs; availability of additional capital, on acceptable terms or at all, to support our business in the future; significant reduction in our membership; transition to a Total Care Model may be challenging for physician partners; public health crises, such as pandemics or epidemics, could adversely affect us; inaccuracy in estimates of our members’ risk adjustment factors, medical services expense, incurred but not reported claims, and earnings pursuant to payor contracts; the impact of restrictive clauses or exclusivity provisions in some of our contracts with physician partners; our ability to hire and retain qualified personnel; our ability to realize the full value of our intangible assets; security breaches, cybersecurity attacks, loss of data and other disruptions to our information systems; our ability to protect the confidentiality of our know-how and other proprietary and internally developed information; reliance on our subsidiaries; reliance on a limited number of key payors; our use of artificial intelligence; the limited terms of contracts with our payors and our ability to renew them upon expiration; our ability to navigate the changing healthcare payor market; our reliance on our payors, physician partners and other providers to operate our business; our ability to obtain accurate and complete diagnosis data; our reliance on third-party software, data, infrastructure and bandwidth; consolidation and competition in the healthcare industry; the impact of changes to, and dependence on, federal government healthcare programs; uncertain or adverse economic and macroeconomic conditions, including a downturn or decrease in government expenditures; regulation of the healthcare industry and our physician partners’ ability to comply with such laws and regulations; federal and state investigations, audits and enforcement actions; repayment obligations arising out of payor audits; negative publicity regarding the managed healthcare industry generally; our use, disclosure and processing of personally identifiable information, protected health information, and de-identified data; failure to obtain or maintain an insurance license, a certificate of authority or an equivalent authorization; current and potential securities class action litigation; lawsuits not covered by insurance; changes in tax laws and regulations, or changes in related judgments or assumptions; our indebtedness and our potential to incur more debt; dependence on our subsidiaries for cash to fund all of our operations and expenses; provisions in our governing documents; ability to achieve a return on investment depends on appreciation in the price of our common stock; and sustainability issues. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the Company’s Annual Report on Form 10-K, including, without limitation, those risks and uncertainties set forth under “Item 1A, Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the U.S. Securities and Exchange Commission (“SEC”). Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

Furthermore, certain statements in this Notice of Annual Meeting of Stockholders and Proxy Statement, particularly pertaining to our sustainability performance, goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various evolving sustainability reporting standards and frameworks; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the U.S. federal securities laws for SEC reporting purposes but that is informed by various sustainability standards and frameworks and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

Proxy Statement Summary.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.
MEETING INFORMATION

Date Wednesday, May 28, 2025	Time 12:00 p.m., Eastern Time	Location Via live webcast at www.virtualshare holdermeeting.com/ AGL2025	Who Can Vote Stockholders of record as of April 4, 2025

WAYS TO VOTE
Stockholders of record holding shares of common stock, par value $0.01 per share (the “common stock”) as of the close of business on April 4, 2025 (the “Record Date”) are entitled to vote at the Annual Meeting. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

Internet Please log on to www.proxyvote.com and submit a proxy to vote your common stock by 11:59 p.m., Eastern Time, on May 27, 2025.	Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Time, on May 27, 2025.	Mail If you received printed copies of the proxy materials, you may vote by mail. Please return your proxy card to the address listed so that it is received prior to the Annual Meeting.	Virtually You may attend the virtual Annual Meeting and cast your vote. Stockholders present virtually during the Annual Meeting will be considered present in person.

VOTING RECOMMENDATIONS

Proposals		Board Vote Recommendation	For Further Details
1	Election of two Class I directors for a three-year term ending at the 2028 Annual Meeting of Stockholders	FOR each nominee	Page 61
2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025	FOR	Page 62
3	Advisory vote to approve the compensation paid to the Company’s named executive officers	FOR	Page 64

agilon health 2025 Proxy Statement |	1

PROXY STATEMENT SUMMARY

BOARD NOMINEES
The following table sets forth the names and certain other information for each of the nominees for election as a Class I director as of March 31, 2025.

Nominees	Current Occupation	Age	Director Since	Independent
Silvana Battaglia	Executive Vice President and Chief Human Resources Officer for Cencora	57	2023
Sharad Mansukani, M.D.	Chairman of Convey Health Solutions Senior, director of Monogram Health, Inc., trustee of the Children’s Hospital of Philadelphia, advisor to TPG, and member of The Wharton School Healthcare Policy Board	55	2017

OUR VISION
To transform the future of health care in 100+ communities across the country by facilitating exceptional patient-physician relationships.
OUR MISSION
To be the trusted long-term partner of community-based physicians, enabling them to reimagine the patient experience for older adults and lead the transformation of care delivery in their communities.
OUR PURPOSE
Empowering physicians to transform healthcare in our communities.

agilon health 2025 Proxy Statement |	2

PROXY STATEMENT SUMMARY

OUR VALUES

Partnership & Collaboration	Quality & Service	Accountability & Integrity	Continuous Improvement
Excellence	Expertise	Innovation
EXECUTIVE COMPENSATION PROGRAM DESIGN AND GOVERNANCE PRACTICES
Our executive compensation program is designed to provide strong alignment between executive pay, stockholder interests, and company performance, and incorporates best practices such as the following:

WHAT WE DO	Reward our executives commensurate with their performance, experience and capabilities
Reward achievement of short-term business objectives and results
Align executive and stockholder interests
Create “ownership culture” with equity awards
Provide employment retention incentives
Provide competitive employee benefits
Reward achievement of goals related to our team and culture engagement plan, leadership development and our inclusion and belonging priorities
Emphasize long-term growth through maximizing focus on increasing stockholder value
WHAT WE DON’T DO	Do not hedge or monetize transactions with respect to the Company’s securities
Do not pledge the Company’s securities as collateral for a loan
Do not use compensation practices that encourage unnecessary and excessive risk taking
Do not provide dividends or dividend equivalents on unearned PSUs unless and until the underlying PSU vests (and if such PSUs are forfeited, no dividend equivalents are paid out)
Do not grant stock options or stock appreciation rights with an exercise price less than the fair market value on the grant date

agilon health 2025 Proxy Statement |	3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2025.
The proxy statement and annual report to stockholders are available at www.proxyvote.com or www.investors.agilonhealth.com
In accordance with rules and regulations adopted by the SEC, we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, the Notice of Internet Availability has been mailed to our stockholders on or about April 17, 2025. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.
The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you by electronic mail or in printed form by mail. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need expeditiously, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

agilon health 2025 Proxy Statement |	4

Questions and Answers About the Proxy Materials and Annual Meeting.
WHAT ARE THE PROXY MATERIALS?
The board of directors (“board of directors” or “board”) of agilon health, inc., a Delaware corporation (referred to as “agilon,” “agilon health,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet, or is providing printed proxy materials to you pursuant to your request, in connection with the solicitation of proxies for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 28, 2025, at 12:00 p.m., (Eastern Time), via virtual meeting at www.virtualshareholdermeeting.com/AGL2025, for the purpose of considering and acting upon the matters set forth in this proxy statement.
This proxy statement includes important information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”). These proxy materials are being made available or distributed to you on or about April 17, 2025. As a stockholder, you are invited to virtually attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
WHY DID WE RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY AND HOW MAY I OBTAIN AN ADDITIONAL COPY?
We are sending one copy of our Notice of Internet Availability to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing and postage costs.
If your household received a single mailing this year and you would like to have additional copies of our Notice of Internet Availability mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to agilon health, inc., c/o Corporate Secretary, 440 Polaris Parkway, Suite 550, Westerville, OH 43082. You may also contact us in the same manner if you received multiple copies of the Notice of Internet Availability and would prefer to receive a single copy in the future.
All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com as well as the Company’s website – www.investors.agilonhealth.com. If you would like to receive a paper or e-mail copy of our proxy materials, at no charge, please make the request by mail to agilon health, inc., c/o Corporate Secretary, 440 Polaris Parkway, Suite 550, Westerville, OH 43082, by Internet at www.proxyvote.com, by telephone to 1-800-579-1639 or by e-mail to sendmaterial@proxyvote.com.
WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?
The items of business scheduled to be voted on at the Annual Meeting are:
•	Proposal 1: The election of two nominees named in the proxy statement as Class I directors for a three-year term expiring at the 2028 Annual Meeting of Stockholders.
•	Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
•	Proposal 3: An advisory vote approving the compensation paid to the Company’s named executive officers.
•	To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

agilon health 2025 Proxy Statement |	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THESE PROPOSALS?
•	Proposal 1: “FOR” each of the nominees named in the proxy statement as Class I directors for a three-year term expiring at the 2028 Annual Meeting of Stockholders.
•	Proposal 2: “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
•	Proposal 3: “FOR” the advisory vote approving the compensation paid to the Company’s named executive officers.
At the discretion of the proxy holders, either “FOR” or “AGAINST,” any other matter or business that may properly come before the Annual Meeting.
As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share (“common stock”), represented by the proxies in accordance with their judgment on those matters.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is April 4, 2025. At the close of business on that date, we had 412,999,684 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by approximately 744 stockholders of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.
By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company’s representatives listed on its proxy card or to vote in person at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice of Internet Availability was forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card provided to you. Beneficial owners are also invited to attend the Annual Meeting.
However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s, bank’s, trustee’s or other nominee’s procedures for obtaining a legal proxy.
WHAT VOTES ARE REQUIRED TO APPROVE EACH OF THE PROPOSALS?
Proposal 1, the nominees for Class I director, will be elected by a plurality of the votes cast of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of affirmative votes will be elected.

agilon health 2025 Proxy Statement |	6

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Ernst & Young LLP for 2025; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years.
Proposal 3, the advisory vote approving the compensation paid to the Company’s named executive officers, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. As an advisory vote, this proposal is not binding. However, our board of directors and Compensation and Human Capital Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.
HOW ARE BROKER NON-VOTES AND ABSTENTIONS COUNTED?
Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked “WITHHOLD” or “ABSTAIN,” will be counted as shares present for purposes of establishing a quorum.
A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers only have discretionary voting power with regard to “routine” matters. Only the ratification of the selection of our independent registered public accounting firm in Proposal 2 is considered a “routine” matter. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposals 1 and 3, absent direction from you. Broker non-votes are not voted affirmatively or negatively, they will therefore not have an effect on the outcome of Proposals 1 and 3.
Neither withholding authority to vote or abstaining with respect to one or more nominees will have an effect on the outcome of the election of directors in Proposal 1. As to Proposals 2 and 3, shares represented by proxies that are marked “ABSTAIN” will have the effect of a vote against the proposal.
CAN I VOTE AT THE ANNUAL MEETING?
For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with Computershare, you may vote your shares virtually at the Annual Meeting.
MAY STOCKHOLDERS ASK QUESTIONS?
Yes. Representatives of the Company will answer stockholders’ questions of general interest (with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references) following the meeting in accordance with the rules and regulations of the Annual Meeting. Questions can be asked by entering the question into the question-and-answer text box once in the virtual meeting. A representative of the Company will read the question aloud prior to responding. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. The questions and answers will be posted on the Company’s website on the same page as other investor presentations for 30 days after the Annual Meeting. In case of technical issues, stockholders may call the technical support phone number(s) provided on the login page of the virtual stockholder meeting site.

agilon health 2025 Proxy Statement |	7

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

CAN I VOTE VIA THE INTERNET?
For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers an Internet voting option. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with Computershare will also be able to vote using the Internet. For instructions on how to vote, please refer to the instructions included on the Notice of Internet Availability.
If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with Computershare, you may vote those shares by accessing the Internet website address specified on your Notice of Internet Availability. The giving of such an Internet proxy will not affect your right to attend and to vote at the Annual Meeting should you decide to attend virtually.
The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote by Internet, you do not need to send in a proxy card or vote instruction form. The deadline for Internet voting will be 11:59 p.m., Eastern Time, on May 27, 2025.
WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
If you provide specific voting instructions, your shares will be voted as you instruct. Unless contrary instructions are specified, if you sign and return a proxy card but do not specify how your shares are to be voted, the shares of the common stock represented thereby will be voted in accordance with the recommendations of the board of directors. These recommendations are: “FOR” the election of each of the nominees listed in this proxy statement as Class I directors of the Company, “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and “FOR” the proposal regarding the advisory vote approving the compensation paid to the Company’s named executive officers. A stockholder’s submission of a signed proxy will not affect his or her right to attend and to vote at the Annual Meeting.
HOW DO I CHANGE OR REVOKE MY PROXY?
Subject to any rules your broker, bank, trustee or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Time, May 27, 2025; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation so that it is received before 11:59 p.m., Eastern Time, May 27, 2025; or (4) send a notice of revocation via the Internet at www.proxyvote.com before 11:59 p.m., Eastern Time, May 27, 2025. If you hold your shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.
WHO WILL COUNT AND CERTIFY THE VOTES?
Representatives of the firm of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and an independent Inspector of Election will certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.
HOW CAN I MAKE A PROPOSAL OR MAKE A NOMINATION FOR DIRECTOR FOR NEXT YEAR’S ANNUAL MEETING?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2026, the proposal must be received by us at our principal executive offices no later than December 17, 2025. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2026 (but not include it in our proxy materials) must provide written notice of such proposal to our Corporate Secretary at our principal executive offices between January 28, 2026 and February 27, 2026 and comply with the other provisions of our amended and restated by-laws. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at our annual meeting of stockholders to be held in 2026, must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

provided in a preliminary or definitive proxy statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than March 29, 2026. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our amended and restated by-laws as described above.
WHO PAYS FOR THE COST OF PROXY SOLICITATION?
We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, or electronic transmission. In accordance with SEC and New York Stock Exchange (“NYSE”) rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.
WHAT IS THE BOARD MEMBER ANNUAL MEETING ATTENDANCE POLICY?
We do not have a formal policy requiring members of the board to attend our annual meetings of stockholders, although all directors are encouraged to attend. Eight directors who served at the time of our 2024 annual meeting of stockholders attended that meeting.

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The Board of Directors and Corporate Governance.
Board Composition
Our board of directors is currently composed of eight members. Our amended and restated certificate of incorporation provides for a classified board of directors, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We currently have two directors in Class I, and three directors in each of Class II and Class III. The terms of directors in Classes I, II, and III end at the annual meetings in 2025, 2026, and 2027, respectively. During 2024 Jeffrey A. Schwaneke departed our board to become our Chief Financial Officer. Information about Mr. Schwaneke is set forth below under “Executive Officers”.

Silvana Battaglia Class I — Expiring at the Annual Meeting	Sharad Mansukani, M.D. Class I — Expiring at the Annual Meeting

Ron Williams* Class II — Expiring at the 2026 Annual Meeting of Stockholders	Diana L. McKenzie Class II — Expiring at the 2026 Annual Meeting of Stockholders
Karen McLoughlin Class II — Expiring at the 2026 Annual Meeting of Stockholders

Ravi Sachdev Class III — Expiring at the 2027 Annual Meeting of Stockholders	Steven J. Sell Class III — Expiring at the 2027 Annual Meeting of Stockholders
William Wulf, M.D. Class III — Expiring at the 2027 Annual Meeting of Stockholders

*	Chairman of the board of directors.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our board of directors is led by our non-executive Chairman, Mr. Ron Williams, who was designated as a nominee for our board of directors (a “CD&R Designee”) by CD&R Vector Holdings, L.P. (the “CD&R Investor”) pursuant to a stockholders agreement between us and the CD&R Investor (the “CD&R Stockholder Agreement”). The CD&R Stockholder Agreement provides that a CD&R Designee will serve as chair of the board of directors as long as the CD&R Investor holds at least 25% of the outstanding shares of our common stock. In May 2023, the CD&R Investor disposed of certain shares of our common stock in an underwritten offering and its holdings are less than 25%. Mr. Williams remains our board chairman. Pursuant to the CD&R Stockholder Agreement, CD&R Investor has the right to appoint 20% of the directors on the board of directors given its current share ownership percentage. See “Certain Relationships and Related Party Transactions—CD&R Stockholder Agreement.”
In March 2025, our board of directors reviewed the mandatory retirement age policy in our Corporate Governance Guidelines and requested that, considering Mr. Williams’s past and expected future contributions to our board of directors, in particular his deep knowledge of the Company and his status as a co-founder, he extend his service to the Company as a director and Chairman of the Board beyond the retirement age provided by the Corporate Governance Guidelines. We expect Mr. Williams will continue to serve through the expiration of his term at our annual meeting of stockholders in 2026.
The number of members on our board of directors may be fixed by resolution adopted from time to time by the board of directors. Subject to the CD&R Stockholder Agreement, any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.
With respect to any vacancy of a CD&R Designee, the CD&R Investor will have the right to designate a new director for election by a majority of the remaining directors then in office.
At each annual meeting of stockholders, the successors of the directors whose terms expire at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the two nominees for director whose terms expire at the Annual Meeting. Silvana Battaglia and Sharad Mansukani, M.D., our Class I directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1—Election of Directors” below.
Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and why the board of directors and Nominating and Governance Committee believe each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of March 31, 2025.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Nominees for Election to the Board of Directors in 2025
Class I — NOMINEES Whose Term Expires in 2025

Silvana Battaglia Age: 57 Director since: 2023
Silvana Battaglia has served as a director since 2023. Ms. Battaglia is Executive Vice President and Chief Human Resources Officer for Cencora, Inc. (formerly AmerisourceBergen), a leading global healthcare solutions company. Prior to being named to her current role, Ms. Battaglia served as Senior Vice President of Global Compensation, Benefits and Labor Relations and Senior Vice President of Global Human Resources at Aramark, Inc., a provider of managed services to business, educational, healthcare, governmental and other institutions, from 2011 to 2019. Ms. Battaglia served as the Chief Human Resources Officer of Day & Zimmermann, Inc., a global manufacturing company, from 2008 to 2011 and held increasingly responsible leadership positions with Merck & Co., Inc., a global biopharmaceutical company, from 1998 to 2008. Her early career included positions at Wyeth Pharmaceuticals, Inc., a pharmaceutical company, and Colorcon, a division of Berwind Pharmaceuticals. Ms. Battaglia, a National Association of Corporate Directors certified professional director, received her B.A. from Temple University and her M.S. from Widener University. She has also served as an adjunct faculty member at St. Joseph’s University in Philadelphia.
We believe Ms. Battaglia is a valuable member of our board because of her extensive business leadership experience with global human resources organizations in the healthcare industry, including shaping high-performance cultures, talent and succession management and driving organization transformation within the pharmaceutical and business services sectors, and with global healthcare and pharmaceutical companies.

Sharad Mansukani, M.D. Age: 55 Director since: 2017
Sharad Mansukani, M.D. has served as a director since 2017. Dr. Mansukani has served as a Senior Advisor to TPG, a private equity firm, since 2005, a member of the board of directors of Monogram Health, Inc. since 2021, and Chairman of the board of directors of Convey Health Solutions since 2019. He also serves as a member of The Wharton School Healthcare Policy Board and as a trustee of the Children’s Hospital of Philadelphia. Dr. Mansukani served as Chairman of the board of directors of Envision Rx Options from 2013 to 2016; a strategic advisor to the board of directors at Cigna Corp. from 2012 to 2015; Vice Chairman, board of directors of Health Spring, Inc. from 2007 to 2012; a director of IMS Health Holdings, Inc. from 2009 to 2016; a director of Surgical Care Affiliates, Inc. from 2007 to 2017; lead director of IASIS Healthcare from 2005 to 2018; and a director of Kindred Healthcare, Inc. from 2015 to 2018. Dr. Mansukani also has served as a Senior Advisor on Medicare’s Program Advisory and Oversight Committee to the Secretary of the Department of Health and Human Services; Senior Advisor to the Administrator of the Centers for Medicare and Medicaid Services; and Senior Vice President and Chief Medical Officer at Health Partners. Dr. Mansukani completed a residency and fellowship in ophthalmology at the University of Pennsylvania School of Medicine and a fellowship in quality management and managed care at the Wharton School of the University of Pennsylvania. He is a graduate of the Managed Care Executive Program at the Kellogg School of Business.
We believe Dr. Mansukani is a valuable member of our board because of his experience as a medical professional, including in his positions working for government agencies, and his experience as a member of, or as an advisor to, other healthcare companies’ boards.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Members of the Board of Directors
Class II — Directors Whose Term Expires in 2026

Diana L. McKenzie Age: 60 Director since: 2023
Diana L. McKenzie has served as a director since 2023. Ms. McKenzie has been the owner of and a consultant with DLM Horizons, LLC, a consulting company, since 2020 and has served as an advisor to BrightInsight, Inc., a provider of digital health platforms for biopharma and medical device companies since 2020. Ms. McKenzie has also served as a senior advisor to Bright Park Capital, an investment firm specializing in software, information services, technology-enabled business services and healthcare since 2019. Ms. McKenzie previously served as Workday Inc.’s, a provider of enterprise cloud applications, first Chief Information Officer from 2016 to 2019. Before Workday, Inc, Ms. McKenzie served in multiple technology leadership roles at Amgen, Inc., a biopharmaceutical company, from 2004 to 2016, including the role of Chief Information Officer. Prior to joining Amgen, Inc., she served in various technology leadership roles from 1987 to 2004 at Eli Lilly and Company, a pharmaceutical company. Ms. McKenzie serves as a director and as a member of the audit, compensation, and finance and risk committees of MetLife, Inc., serves as a director of Vertex Pharmaceuticals Incorporated, and Paradox, and serves as a Special Advisor to Brighton Park Capital and Red Cell Partners. Ms. McKenzie previously served on the board of Change Healthcare Inc. from 2019 to 2022.She received her B.S. from Purdue University.
We believe Ms. McKenzie is a valuable member of our board because of her leadership and technology experience and her experience on other healthcare companies’ boards. Additionally, Ms. McKenzie brings to the board over 30 years of leadership experience gained from growing, scaling, and transforming global businesses in the life sciences and software industries with revenues ranging from $3 billion to $20 billion.

Karen McLoughlin Age: 60 Director since: 2021
Karen McLoughlin has served as a director since 2021. Ms. McLoughlin has served as a Senior Advisor to McKinsey & Co., a global management consultancy firm, since 2022. In addition, Ms. McLoughlin has served as a director and member of the audit committee for Nexthink since 2024. Previously, Ms. McLoughlin was the Chief Financial Officer of Cognizant Technology Solutions Corporation, a leading provider of information technology, business process and consulting services, from 2012 to 2020. Prior to joining Cognizant Technology Solutions in 2003, Ms. McLoughlin served in financial roles for Spherion Corp. (now SFN Group Inc.), a provider of temporary and permanent staffing solutions to businesses, from 1997 to 2003, Ryder Systems, Inc. from 1994 to 1997, and Price Waterhouse (now PricewaterhouseCoopers), an accounting firm, from 1988 to 1994. Ms. McLoughlin serves on the board of directors of Best Buy Co., Inc. as a member of the audit committee and chair of the finance and investment policy committee. Ms. McLoughlin received her B.A. from Wellesley College and her M.B.A. from Columbia University.
We believe Ms. McLoughlin is a valuable member of our board because of her experience as an executive at a large public company and as a public company director, as well as her financial and accounting expertise.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Ronald A. Williams Age: 75 Director since: 2017
Ron Williams is a co-founder of our Company and has served as a director and chairman of the board since 2017. Mr. Williams also is Chairman and Chief Executive Officer of RW2 Enterprises, through which he counsels C-Suite corporate executives, and serves as an operating advisor to Clayton Dubilier & Rice LLC, a private equity firm (“CD&R”) Mr. Williams served as the Chief Executive Officer and Chairman of Aetna Inc., a diversified healthcare benefits company, from 2006 to 2010 and 2011, respectively. Mr. Williams serves on the board of directors and on the audit committee of Warby Parker Inc. and served on the board of directors of The Boeing Company from 2010 to 2024, The American Express Company from January 2007 to April 2022, Johnson & Johnson from June 2011 to April 2022 and Envision Healthcare from 2011 to 2017. Mr. Williams also serves as Chairman of The Conference Board and the Peterson Institute for International Economics and served as a director of NAF and on the boards of private companies apree health (previously Castlight/Vera Whole Health Inc.) and Millennium Physician Group. Mr. Williams received his B.A. from Roosevelt University and his M.S. from MIT Sloan School of Management.
We believe Mr. Williams is a valuable member of our board because of his experience as an executive at a large healthcare company and because of his experience serving as a member of other healthcare companies’ boards.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Class III — DIRECTORS Whose Term Expires in 2027

Ravi Sachdev Age: 48 Director since: 2017
Ravi Sachdev has served as a director since 2017 and as Vice Chairman since 2021. Mr. Sachdev has served as a Partner of CD&R since 2015, focusing on the healthcare sector. Mr. Sachdev also serves as a director and member of the audit and nominating/corporate governance committee of Steve Madden, Inc., and as a director of Millennium Physician Group, apree health and Gentiva Health Services. From 2010 to 2015, Mr. Sachdev was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan Chase & Co., a global financial services firm, from 2009 to 2010 he served as Managing Director at Deutsche Bank Securities, Inc., a subsidiary of global investment bank and financial services firm Deutsche Bank AG, and from 1998 to 2006 he served as Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector. Mr. Sachdev received his B.A. from the University of Michigan.
We believe Mr. Sachdev is a valuable member of our board because of his extensive experience with our business, the healthcare industry generally and capital markets.

Steven J. Sell Age: 58 Director since: 2020
Steven J. Sell has served as our Chief Executive Officer and President and director since 2020. Mr. Sell also serves as an advisor to several early-stage healthcare companies. Mr. Sell served as President, Chief Executive Officer and Chairman of Health Net, Inc., an insurance provider, from 2016 to 2019 and President, Western Region of Health Net, Inc. from 2008 to 2016. Mr. Sell received his B.A. from Swarthmore College and his M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Sell is a valuable member of our board because of his experience in the healthcare industry and as agilon health’s Chief Executive Officer and President.

William Wulf, M.D. Age: 65 Director since: 2017
William Wulf, M.D. has served as a director since 2017. Dr. Wulf was formerly the Chief Executive Officer of Central Ohio Primary Care Physicians, Inc., a primary care provider, (“COPC”) from 2013 until 2022. Dr. Wulf was a founding partner of COPC in 1996 and assumed the role of Chief Executive Officer in 2013 after 25 years as a practicing Internist and COPC Corporate Medical Director. Dr. Wulf has also served as an advisor for multiple payors including Anthem Blue Cross and Blue Shield, Aetna Inc. and United Healthcare. Dr. Wulf has served as board chair of America’s Physician Groups and is a director for apree health. Dr. Wulf received his B.S. from The Ohio State University and his M.D. from the Medical College of Ohio.
We believe Dr. Wulf is a valuable member of our board because of his experience as a medical professional, including as an executive at a medical group, and because of his experience as an advisor for multiple payors.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence
Our board of directors has determined, after considering all relevant facts and circumstances, that Ms. Battaglia, Dr. Mansukani, Ms. McKenzie, Ms. McLoughlin and Dr. Wulf are “independent” as defined under NYSE and the Exchange Act rules and regulations. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our board also previously determined that Mr. Schwaneke was independent during his term as a director.
Board Leadership Structure
Our board of directors is led by our non-executive chairman, Mr. Williams, a CD&R Designee. The CD&R Stockholders Agreement provides that a CD&R Designee will serve as our chairman of the board of directors as long as the CD&R Investor beneficially owns at least 25% of the outstanding shares of our common stock. In May 2023, the CD&R Investor disposed of certain shares of our common stock in an underwritten offering and its holdings are less than 25%. The board considered its current leadership structure and determined Mr. Williams should remain our board chairman. As stated in our Corporate Governance Guidelines, the board of directors has no policy with respect to the separation of the offices of chairman of the board and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. The board believes this governance structure currently is appropriate for the Company because it promotes a balance between the board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. If the board chooses to combine the offices of chairman and Chief Executive Officer in the future, a lead director will be appointed annually by the independent directors. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.
Meetings of the Board of Directors and Attendance at the Annual Meeting
Our board of directors held eight meetings during the year ended December 31, 2024. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he or she was a member. Eight directors who served at the time of our 2024 annual meeting of stockholders attended that meeting.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines to address significant corporate governance matters. A copy of these guidelines is available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation, and management and succession planning. The board and Nominating and Governance Committee are responsible for overseeing and reviewing the guidelines and reporting and recommending to our board of directors any changes to the guidelines.
Code of Conduct and Code of Financial Ethics
We have a Code of Conduct that applies to all of our officers, employees, and directors and a Code of Financial Ethics that applies to our Chief Executive Officer, Chief Financial Officer and corporate officers with financial and accounting responsibilities, including the Chief Accounting Officer and any other person performing similar tasks or functions. The Code of Conduct and the Code of Financial Ethics each address matters such as conflicts of interest, confidentiality, business practices, and compliance with laws and regulations. The Code of Conduct and the Code of Financial Ethics are available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx.
Insider Trading Policy
We have adopted an insider trading policy (our “Insider Trading Policy”) that governs, among other things, purchases, sales, and/or other dispositions involving our securities by our directors, officers and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable NYSE listing standards. Our Insider

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”). Because our insider trading policies and procedures are designed to address transactions in agilon health securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of our agilon health securities.
Board Committees
Our board of directors maintains an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Governance Committee, and a Compliance and Quality Committee. Below is a brief description of our committees. The following table shows the current members of each committee and the number of meetings held during 2024.

Director	Audit	Compensation and Human Capital	Nominating & Governance	Compliance and Quality
Ron Williams*
Silvana Battaglia		M
Diana McKenzie	M	C
Sharad Mansukani, M.D.			C	M
Karen McLoughlin	C	M	M
Ravi Sachdev				M
Steven J. Sell				M
William Wulf, M.D.	M		M	C
Number of Meetings	10	6	4	4

* Board Chairman
M = Committee Member
C = Committee Chair
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is responsible for reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx.
The members of our Audit Committee are:
Karen McLoughlin (Chair)
Diana McKenzie
William Wulf, M.D.
Our board of directors has designated Karen McLoughlin as “audit committee financial expert,” and each of the three members has been determined to be “financially literate” under the NYSE rules.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Report of the Audit Committee
The principal purpose of the Audit Committee is to assist the board of directors in its oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor, as well as overseeing the performance of the Company’s internal audit function. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with management and with Ernst & Young LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2024.
The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding “Communications with Audit Committees” and the applicable requirements of the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
The Audit Committee

Karen McLoughlin (Chair)
Diana McKenzie
William Wulf, M.D.
This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Compensation and Human Capital Committee
Our Compensation and Human Capital Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers of the Company including our Chief Executive Officer and to review and make recommendations to the full board with respect to non-executive director compensation. Our Compensation and Human Capital Committee also periodically reviews management development and succession plans oversees regulatory compliance with respect to compensation matters, reviews risks related to our compensation practices and policies, and reviews human capital topics, such as culture and employee engagement, inclusion and belonging, turn over and performance management. The charter of our Compensation and Human Capital Committee is available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx.
The members of our Compensation and Human Capital Committee are:
Diana McKenzie (Chair)
Silvana Battaglia
Karen McLoughlin
The Compensation and Human Capital Committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2024, the committee engaged Semler Brossy Consulting Group (“Semler Brossy”) to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers and non-employee directors. Semler Brossy does not provide any services to agilon

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

health other than as directed by the Compensation and Human Capital Committee. The Compensation and Human Capital Committee performed an assessment of Semler Brossy’s independence to determine whether the consultant is independent, taking into account Semler Brossy’s executive compensation consulting protocols to ensure consultant independence and other factors that the Compensation and Human Capital Committee determined to be relevant, including the independence factors set forth in Exchange Act Rule 10C-1. Based on that assessment, the Compensation and Human Capital Committee determined that the firm’s work has not raised any conflict of interest and the firm is independent.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending to the board of directors candidates for election to our board of directors, reviewing the composition of the board of directors and its committees, developing and recommending to the board of directors corporate governance guidelines that are applicable to us, and overseeing board of directors’ evaluations and the Company’s policies and practices related to Sustainability concerns. The charter of our Nominating and Governance Committee is available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx.
The members of our Nominating and Governance Committee are:
Sharad Mansukani, M.D. (Chair)
Karen McLoughlin
William Wulf, M.D.
Compliance and Quality Committee
The Compliance and Quality Committee is responsible, among its other duties and responsibilities, for assisting the board of directors in fulfilling its fiduciary responsibilities relating to compliance with the laws, rules and regulations applicable to our business, including cybersecurity risks, and recommending adoption and implementation of, and changes to, our compliance programs, subject in all cases to the oversight and approval authority of the board of directors. The Compliance and Quality Committee also oversees the information, procedures and reporting systems the Company has in place, including pursuant to the Company’s Code of Conduct. The charter of our Compliance and Quality Committee is available without charge at https://investors.agilonhealth.com/governance/governance-documents/default.aspx.
The members of our Compliance and Quality Committee are:
William Wulf, M.D. (Chair)
Sharad Mansukani, M.D.
Ravi Sachdev
Steven J. Sell
Compensation Committee Interlocks and Insider Participation
No member of our Compensation and Human Capital Committee was a former or current officer or employee of the Company or any of its subsidiaries in 2024. In addition, during 2024 none of our executive officers served as a director or as a member of the compensation committee of a company that had an executive officer serve as a director or as a member of our Compensation and Human Capital Committee.
Selection of Nominees for Election to the Board
Our Corporate Governance Guidelines provide that, subject to the requirements of the CD&R Stockholder Agreement, which provides the CD&R Investor the right to designate CD&R Designees subject to the maintenance of specified ownership requirements, the Nominating and Governance Committee will identify and recommend that the board select board candidates who the Nominating and Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Governance Committee will consider the following criteria for director qualification: the nominee’s independence, judgment, strength of character, ethics and integrity; the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; the nominee’s commitment to diversity in the broadest sense, including gender, race, ethnic, geographic origin, age and viewpoint; and whether a nominee has sufficient time to carry out the responsibilities of a director. The Nominating and Governance Committee will consider all additional criteria for independence established by the NYSE or other governing laws and regulations.
As a part of the board evaluation and director selection processes, the Nominating and Governance Committee maintains a Director Skills Matrix (the “Skills Matrix”). The Nominating and Governance Committee reviews the overall skills and experience of our directors when making their nomination and renomination recommendations. The Nominating and Governance Committee and the board believe that the director nominees for 2025 provide the Company with the right mix of skills and experience necessary for an optimally functioning board.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following matrix highlights the specific skills and qualifications the Nominating and Governance Committee currently believes are most important to the board’s effective fulfillment of its roles. The absence of a designation does not mean a director does not possess that skill or qualification. Each director nominee offers unique viewpoints and experiences to meet the evolving needs of the Company which are not all reflected in the following matrix.

Summary of Director Qualifications and Experience	Silvana Battaglia	Sharad Mansukani	Diana McKenzie	Karen McLoughlin	Ravi Sachdev	Steven Sell	Ronald Williams	William Wulf
Technology/Business Processes		•	•				•
M&A/Corporate Finance/Capital Markets		•			•		•
Accounting/Finance Expertise/P&L Leadership		•		•	•	•	•
Risk Management/Compliance		•	•	•			•	•
Environmental/Social						•	•
Healthcare Industry Experience	•	•	•		•	•	•	•
Marketing/Sales/Social Media		•						•
Cybersecurity/Information Technology		•	•
Corporate Governance	•	•	•	•	•	•	•
Regulatory/Government Relations	•	•	•		•		•
Compensation/Human Resources	•	•	•		•		•

In identifying candidates for election to the board of directors, the Nominating and Governance Committee may consider nominees recommended by directors, stockholders, and other sources. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the board and the Nominating and Governance Committee believe that it is essential that board members represent diverse viewpoints and the value of diversity on the board will be considered when evaluating nominees. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age are factors that will be considered. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address:
agilon health, inc.
c/o Corporate Secretary
440 Polaris Parkway, Suite 550
Westerville, OH 43082
Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board of directors.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In connection with our initial public offering (“IPO”), we and the CD&R Investor entered into the CD&R Stockholder Agreement pursuant to which, among other matters, the CD&R Investor has the right to designate the CD&R Designees, subject to the maintenance of specified ownership requirements. See “Certain Relationships and Related Party Transactions—CD&R Stockholder Agreement.”
Communications with the Board
Any stockholder or interested party who wishes to communicate with our board of directors as a whole, the independent directors, any individual member of the board or any committee of the board, may write to or email the Company at: agilon health, inc., c/o Corporate Secretary, 440 Polaris Parkway, Suite 550, Westerville, Ohio 43082 and communications@agilonhealth.com.
The board of directors has designated the Company’s Corporate Secretary as its agent to receive and review written communications addressed to the board of directors, any of its committees, or any board member or group of members. The Corporate Secretary may communicate with the sender for any clarification. In addition, the Corporate Secretary will promptly forward to the Chair of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company. As an initial matter, the Corporate Secretary will determine whether the communication is a proper communication for the board of directors. The Corporate Secretary will not forward to the board of directors, any committee or any director, communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls, or any other communications deemed by the Corporate Secretary to be immaterial to the Company.
Risk Oversight
Our board of directors as a whole has responsibility for overseeing our risk management. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board of directors about the identification and assessment of key short-, intermediate-, and long-term risks and our risk mitigation strategies. The full board of directors has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our Compensation and Human Capital Committee evaluates risks arising from our compensation policies and practices, as more fully described below. Our Compliance and Quality Committee oversees risks arising from our compliance with regulatory and legal requirements including those relating to Medicare, patient confidentiality and privacy, and other healthcare regulatory matters, and it also oversees various enterprise risks. Our Chief Compliance Officer, who reports to our Chief Legal Officer, evaluates and reports findings to the committees and the full board of directors regularly, and no less than quarterly, Our Nominating and Governance Committee reviews risks relating to sustainability and governance issues. The Audit Committee, Compensation and Human Capital Committee, Compliance and Quality Committee and Nominating and Governance Committee provide reports to the full board of directors regarding these matters.
Compensation Risk Assessment
The Compensation and Human Capital Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation and Human Capital Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.

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Commitment to Sustainability.
Our Approach
At agilon health, we are empowering physicians to deliver a new kind of care. Our vision is to transform the future of healthcare in 100+ communities across the country by facilitating exceptional patient-physician relationships. Our mission is to be the trusted long-term partner of community-based physicians, enabling them to reimagine the patient experience for older adults and lead the transformation of care delivery in their communities. Our Total Care, Healthier Communities impact strategy articulates the ways that agilon is addressing these societal challenges and improving patient outcomes and experience for seniors through full-risk value-based care.
We strive to be transparent by communicating through our sustainability reporting how we understand, prioritize, and approach the topics most relevant to our business. Our strategy consists of four core strategic pillars: (1) Empowering Physicians, (2) Unlocking Value-Based Care, (3) Transforming Communities, and (4) Built by People Who Care.

Empowering Physicians	Unlocking Value- Based Care	Transforming Communities	Built by People Who Care
Primary care physicians (PCPs) are the greatest asset of our Total Care Model. We empower them through our long-term partnerships and provide them with a sustainable model for primary care that rewards quality health outcomes for senior patients, improves the provider experience, and enables exceptional patient-physician relationships.

Innovation and efficiency are essential to shift to value-based care from a volume-based system. agilon’s Total Care Model delivers an innovative approach, encouraging PCPs to think differently – rather than focusing on providing more services and being paid for each service, they are rewarded for keeping patients healthy and prioritizing the value of care over volume of fees in order to transform the way health care is delivered.

We’re helping to transform communities by bringing value-based primary care to those who need it most. The improvements in quality of care from our Total Care Model help senior patients stay out of the hospital, which reduces the burden on other local healthcare resources. Our model also generates reinvestment to partners and local primary care within the communities we serve, helping to sustain and grow access to high-quality primary care. Further, we strive to leverage our employees and resources to support communities through efforts to address Social Determinants of health and conditions that impact senior patients.

Our team of agilon employees who carry out our Total Care Model are doing so because they believe in delivering health care in a different, and better, way. Our mission is made possible because of the passion, determination, and drive of our employees. We support them with programs for health and wellbeing, giving back to our communities, professional growth and learning, and by developing a diverse and inclusive workforce. Inclusion and belonging is a core priority in developing our workforce and culture. This includes recruiting and hiring employees from diverse backgrounds, encouraging colleagues to support each other, and providing educational opportunities that promote a deeper understanding of differences.

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Sustainability

Our four pillars arose after reviewing an interrelated set of sustainability standards, in line with best practices. This integrated approach facilitated recognition of several priorities, which we discuss in our annual Impact Report. In preparation for our 2024 Impact Report, we retained a third party to update our priority assessment. The 2024 Impact Report, following the precedent set by our 2022 and 2023 reports, aligns to the Sustainability Accounting Standard Board (“SASB”) taxonomy.
Governance & sustainability
Doing business the right way is relevant to many of our priorities: our compliance with federal and state laws, safeguarding patient data, how we treat our people and planet, and the values that define our company. As we continue to bring our Total Care Model to more communities, these priorities will remain central to how we run our company. The Nominating and Governance Committee has direct oversight over sustainability at agilon including reviewing and evaluating the strategy, plans and practices. Similarly, our Impact working group includes cross-functional leadership from Communications, Public Affairs, Human Resources, Legal & Compliance, Audit and Investor Relations.
Building upon our third Impact Report released in 2024, agilon has continued to expand our sustainability efforts. Our fourth Impact Report will be published to www.agilonhealth.com/impact prior to our Annual Meeting. This report includes information on our human capital management, governance, and sustainability issues, and is further informed by the SASB framework.
We believe our sustainability efforts align with agilon’s vision of “Total Care” and our board of directors is committed to overseeing the integration of impact principles throughout the enterprise and in our approach to governance.

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Sustainability

Identifying sustainability Risks & Opportunities
Our purpose is to empower physicians to transform health care in our communities. As part of this overall purpose, we focus on integrating sustainability principles into how we conduct business. We are committed to conducting our business in a safe, environmentally responsible, and sustainable manner that reflects our responsibilities to our stakeholders. We believe that the effective management of these issues will help support the long-term growth of our business and create value for our stakeholders.
In fiscal years 2021 through 2024, our leadership team, with oversight and approval from the board, developed our impact strategy and established a framework for monitoring our related initiatives. Through this process – which included engaging a range of key stakeholders, including investors, partners, employees and peers – we identified nine key priorities:
Access to primary care: We recognize that access to primary care is essential to building healthy communities, and we are working to increase access to primary care services in underserved areas.

Data privacy and security:
As a healthcare company, protecting patient data is a top priority. To safeguard the data of our patients and partners, we have implemented comprehensive protocols that ensure the protection of their sensitive information. Our risk management teams ensure compliance with applicable laws and regulations and coordinate with subject-matter experts (“SMEs”) throughout the business to identify, monitor and mitigate material risks. We leverage the latest encryption configurations and cyber-technologies on our systems, devices, and third-party connections and further review vendor encryption to ensure proper information security safeguards are maintained. Our Technology team uses a combination of industry-leading tools and innovative technologies to help protect our stakeholders’ data. We also offer ongoing education for team members. We are committed to integrating artificial intelligence (“AI”) in a manner that enhances operational efficiency and takes into account ethical considerations. To support the responsible use of AI among our employees, we have established an AI Policy that emphasizes appropriate and ethical use and our Risk Oversight Committee regularly evaluates the policy.

Employee wellbeing:
We believe our employees are our greatest asset, and we are committed to providing a safe and healthy work environment. We offer comprehensive benefits, wellness programs, and resources to support the physical and mental wellbeing of our employees.

Ethics and compliance:
We have a strong commitment to ethical business practices and compliance with applicable laws and regulations. Our Code of Conduct outlines our commitment to ethical behavior and guides our decision-making. agilon has a non-discrimination and an anti-harassment policy as outlined in our employee handbook.

People management:
We believe that a diverse and inclusive workforce is critical to our success and we are committed to attracting, retaining, and developing diverse, skilled, and talented employees who can help us achieve our business objectives. Our people management practices prioritize inclusion to foster a culture of belonging. We have several organizational structures in place to maintain accountability for our efforts. Additionally, throughout the year, our people have the opportunity to participate in a variety of learning and education programs such as attending internal and external seminars/workshops and online training courses.

Simplifying the healthcare experience:
We believe healthcare should be accessible, affordable, and simple for everyone. We are dedicated to developing innovative solutions that reduce complexity, streamline processes, and enhance the overall healthcare experience for patients and partners.

Sustainable healthcare system:
We believe our Total Care Model offers a value proposition that is increasingly important and essential to drive the transformation of patient care in today’s environment. When physicians partner with us, they are rewarded for focusing on the quality of care, leading to better patient outcomes and increased sustainability for both primary care and the healthcare system as a whole.

Value-based innovation:
We are committed to driving innovation in value-based care, which focuses on improving patient outcomes while reducing costs. We believe that value-based care is the future of healthcare, and we are actively working to develop new and innovative ways to deliver care to patients with our physician partners.

Value and quality of healthcare:
Our Total Care Model puts patient needs at the center. This focus on quality outcomes helps ensure our partners deliver high-quality healthcare that is accessible, affordable, and aligned with their patients’ needs. At agilon health, our business succeeds when we focus on creating value for our partners and their patients.

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Sustainability

Advancing our IMPACT Strategy
In 2024, our board of directors provided oversight of, and input on, sustainability topics through quarterly updates to our Nominating and Governance Committee, which also reviewed and approved our sustainability strategy. Additionally, our full board receives an annual update, and relevant topics are managed within their respective committees. We will release our fourth Impact Report in the first half of 2025, which provides an overview of our approach and highlights. We expect to continue to provide annual updates on our journey and progress.
As we bring our Total Care Model to more communities, agilon recognizes the importance of reducing our environmental burden. While we prepare to better measure and manage our footprint, we continue to drive energy efficiency in our data management. In 2023, we completed migrating our enterprise data platform to an industry-leading cloud provider and innovative data platform. The cloud provider has implemented energy-efficient practices in its data centers, including the use of advanced cooling technologies, optimized server configurations, and efficient data center design.
Since 2023, agilon has been using the Minerva Healthcare Data Platform, which uses Fast Healthcare Interoperability Resources (FHIR)-based standards to help organizations aggregate, access and store data across health care delivery networks. Through this technology, our partners are onboarded faster, visibility into patient data across the care continuum is greater, and our data management systems are consolidated into 100% cloud-based solutions. These measures contribute to reduced energy consumption and a lower carbon footprint. By investing in the use of this platform, we are leveraging technology that is built and run using energy-efficient practices which, in turn, supports agilon’s energy reduction and environmental impact objectives. Further, our data centers have implemented practices like evaporative cooling and recycled water usage that minimize waste and reduce our carbon footprint.
In 2024, we continued to work to understand and measure our Scope 1 and 2 emissions. We are actively measuring and monitoring our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions to inform preparedness. We believe that our commitment is not only the right thing to do, but is also essential to our long-term success. By addressing risks and opportunities, we are better positioned to deliver value to our stakeholders and create a healthier future for all.
We comply with applicable legal and regulatory requirements to control and reduce emissions and energy usage in our operations. agilon continues to evaluate green equipment for office use such as Energy-Star® appliances, motion detector lighting as well as high-efficiency HVAC units. We have also begun to further integrate information on environmental factors into risk management. We have incorporated environmental issues into our decisions, such as monitoring areas prone to increased risk from natural disasters.
We routinely engage with our stakeholders to better understand their views on sustainability matters, carefully considering the feedback we receive and acting when appropriate. We are committed to being transparent about our approach to and performance on sustainability topics. As noted, we publish an annual Impact Report, which provides information on how we are addressing the sustainability-related matters that we and our stakeholders view as important to our business. For more information on our program or policies, please visit www.agilonhealth.com > Our Impact.

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Executive Officers.
The following table sets forth certain information concerning our executive officers.

Name	Age	Position	First Became an Officer
Steven J. Sell	58	Chief Executive Officer and President	2020
Jeffrey A. Schwaneke*	49	Chief Financial Officer	2024
Ben Shaker	42	Chief Markets Officer	2020
Girish Venkatachaliah	52	Chief Technology Officer	2021

*
In July 2024, Mr. Schwaneke became our Chief Financial Officer, having previously served as a member of our board of directors. In June 2024 Timothy S. Bensley retired from his role as our Chief Financial Officer and in September 2024 retired from the Company. In August 2024, Veeral Desai departed from his role with the Company. Messrs. Bensley and Desai are omitted here because they were not executive officers as of the time of this proxy statement, but they are included in other discussions of executive compensation as required by Item 402 of Regulation S-K or other applicable rules.

Steven J. Sell’s biography may be found above under “Continuing Members of the Board of Directors—Class III — Directors Whose Term Expires in 2027”

Jeffrey A. Schwaneke Age: 49 CHIEF FINANCIAL OFFICER
Jeffrey Schwaneke has served as our Chief Financial Officer since July 2024. Previously, Mr. Schwaneke served as a member of our board of directors from 2022 to 2024. Mr. Schwaneke served as the Executive Vice President of Health Care Enterprises for Centene Corporation, a managed health care company, from June to September 2021, and as Executive Vice President, Chief Financial Officer and Treasurer from March 2016 to May 2021. Mr. Schwaneke joined Centene Corporation in July 2008 as Senior Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining Centene Corporation, Mr. Schwaneke served as the Assistant Controller and then as Chief Accounting Officer of Novelis, Inc., a rolled aluminum manufacturing company, from 2006 through 2008.
Mr. Schwaneke received a B.S. in Accounting from the University of Missouri and is a CPA.

Ben Shaker Age: 42 Chief Markets Officer
Ben Shaker has served as our Chief Markets Officer since September 2020. Mr. Shaker joined agilon as Ohio Market President in January 2017. Mr. Shaker served as Vice President and Chief Operating Officer for Mount Carmel Health Partners, which is part of Trinity Health, a non-profit health system, from December 2013 to January 2017.
Mr. Shaker received his B.A. from Youngstown State University and a master’s degree in Health Administration from The Ohio State University.

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EXECUTIVE OFFICERS

Girish Venkatachaliah Age: 52 Chief Technology Officer
Girish Venkatachaliah has served as our Chief Technology Officer since January 2021. Prior to agilon, Mr. Venkatachaliah served as a Partner, Data and Artificial Intelligence on the Growth Buyout team at Frazier Healthcare Partners, a private equity and venture capital firm, from July 2020 to January 2021. Previously, Mr. Venkatachaliah served as the Chief Technology & Product Officer of Decision Resources Group, a leading healthcare research and consulting company, from September 2019 to April 2020. Mr. Venkatachaliah also served as the Vice President of Data Strategy, Analytics, and Artificial Intelligence/Machine Learning at athenahealth, Inc., a SaaS provider of healthcare software, from July 2017 to September 2019, where he led the strategy, research, product management and engineering teams. Prior to athenahealth, Inc., Mr. Venkatachaliah held several executive roles at International Business Machines Corporation, a global technology company, and was the Vice President of Product Development, responsible for a portfolio of cloud offerings in Data and Artificial Intelligence, including the Watson Machine Learning Platform, at the time of his departure.
Mr. Venkatachaliah received his bachelor’s degree in Electrical Engineering from Bangalore University, master’s degree in Computer Science from University of Nevada, Las Vegas, master’s degree in Engineering Management from Santa Clara University, and his M.B.A. from the University of California, Berkeley/Columbia University.

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Executive Compensation.
Compensation Discussion and Analysis
This compensation discussion and analysis provides information about the material elements of compensation that are paid or awarded to, or earned by, our “named executive officers”, also referred to as the “NEOs”, for the 2024 Fiscal Year as follows:

Steven J. Sell Chief Executive Officer and President	Girish Venkatachaliah Chief Technology Officer
Jeffrey A. Schwaneke Chief Financial Officer	Timothy Bensley Former Chief Financial Officer
Benjamin Shaker Chief Markets Officer	Veeral Desai Former Chief Strategy and Development Officer

Compensation Philosophy and Objectives
We seek to provide compensation and benefit programs that support our business strategies and objectives by attracting, retaining and developing individuals with necessary expertise and experience. Our incentive programs are designed to encourage performance and results that will create value for us and our stockholders while avoiding unnecessary risks.
Our executive compensation programs have the following objectives:
•	Reward our executives commensurate with their performance, experience and capabilities.
•	Create a performance culture geared toward exceptional support of our physician partners
•	Align our executives’ interests with the interests of our shareholders and incentivize our executives to share in our shareholders’ success.
•	To enable us to attract and retain top executive talent.
Determination of Executive Compensation
The following section describes the primary roles and responsibilities of those involved in the determination of executive compensation levels, plan designs, and policies.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee, which consists entirely of independent directors, is responsible for reviewing and approving the compensation of our executive officers, authorizing and ratifying stock incentive compensation and other incentive arrangements for our executive officers, authorizing executive officer employment and related agreements, and reviewing and making recommendations to the full board with respect to non-executive director compensation.
The Compensation and Human Capital Committee meets regularly and works closely with its independent compensation consultant to make decisions related to our executive compensation programs, the compensation of our Chief Executive Officer, and the compensation of our executive officers. As part of the Compensation and Human Capital Committee’s annual process, it evaluates the competitiveness of our compensation programs, the rigor of incentive goal-setting relative to market guidance, the executive pay levels relative to market benchmarks, and the alignment of pay and performance relative to peers.

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EXECUTIVE COMPENSATION

The full description of the Compensation and Human Capital Committee’s authority and responsibilities is provided in the Compensation and Human Capital Committee Charter, which is available on the Company website. The Compensation and Human Capital Committee consists of Mmes. Battaglia, McKenzie, and McLoughlin, with Ms. McKenzie serving as Chair.
Independent Consultant
The Compensation and Human Capital Committee has engaged Semler Brossy as its independent consultant. Semler Brossy reports to and is directed by the Compensation and Human Capital Committee and provides no other services to the Company. During 2024, Semler Brossy performed the following services:
•	Attended all Compensation and Human Capital Committee meetings;
•	Advised on the design of the Company’s annual and long-term incentive plans, including the selection of the performance metrics;
•	Reviewed the selection of the peer group of companies used for assessing market compensation levels and practices;
•	Prepared market analysis and external perspective on the competitiveness of the executive compensation programs;
•	Reviewed and provided guidance on practices related to equity design and usage;
•	Provided summaries and guidance on regulatory and governance trends impacting compensation;
•	Reviewed and assessed independent director pay;
•	Prepared an annual risk assessment of our compensation programs; and
•	Reviewed compensation-related proxy statement disclosures.
Executive Management
When making decisions on executive compensation, the Compensation and Human Capital Committee considers input from our Chief Executive Officer and Chief People Officer. Our Chief People Officer provides information and analysis for review in advising the Compensation and Human Capital Committee regarding decisions on compensation levels and incentive design. Our Chief Executive Officer reviews the performance of the NEOs (other than himself) and other executive officers. Our Chief Executive Officer and Chief People Officer provide specific recommendations for compensation levels (other than for themselves) for the Compensation and Human Capital Committee’s consideration. The Compensation and Human Capital Committee reviews and discusses pay decisions related to the Chief Executive Officer in executive session without the Chief Executive Officer or any other members of management present.
Role of Compensation Peer Group
In August 2023, the Compensation and Human Capital Committee reviewed our public company peer group for the 2024 fiscal year, taking into account input from Semler Brossy. The peer group includes other U.S.-based companies that trade on the major U.S. exchanges in related industries.
In reviewing our peer group, the Compensation and Human Capital Committee considered a number of factors, including:
•	Comparable size, predominantly measured based on revenue between 0.25x to 4.0x our revenue;
•	Related industries within healthcare, consulting and outsourced services, and technology;
•	Other qualitative business screens (e.g., innovative healthcare businesses or businesses that provide back end-support for physicians);
•	Actual experience in the talent market (companies from which we source and potentially lose executive talent); and
•	Other factors (e.g., excluding companies experiencing financial distress).

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EXECUTIVE COMPENSATION

Based on this review, for 2024 the Committee determined it appropriate to remove Signify Health, Change Healthcare and Cano Health from the group. The companies comprising our peer group for our 2024 compensation review were as follows:
2024 Public Company Peer Group

Alignment Healthcare, Inc.	Guardant Health, Inc.	Progyny, Inc.
Certara, Inc.	Health Catalyst, Inc.	Quest Diagnostics, Inc.
DaVita Inc.	HealthEquity, Inc.	R1 RCM Inc.
Definitive Healthcare, Inc.	LifeStance Health Group, Inc.	Teladoc Health, Inc.
Doximity, Inc.	MultiPlan Corporation	Veeva Systems, Inc.
Evolent Health, Inc.	Oak Street Health, Inc.
GoodRx Holdings, Inc.	Privia Health Group, Inc.

This peer group generally represents companies with similar business dynamics, and those with which we compete for talent. We use this group as a reference for understanding market data relative to our executive pay levels and staying updated on pay practices in our sector, including incentive design, equity vehicles and vesting schedules, governance provisions, and equity usage.
In addition to the peer group proxy data, we consider pay level market data from a custom cut of Radford’s compensation survey that includes companies of similar size in relevant industries to agilon. The Compensation and Human Capital Committee refers to the survey data generally and does not focus on any particular company within the survey (other than the peer companies noted above).
While the Compensation and Human Capital Committee considers peer data to be a helpful reference to assess the competitiveness and elements of our executive compensation programs, the Committee applies its own business judgment and experience to determine individual executive compensation and does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Our Compensation and Human Capital Committee will continue to work with our Chief Executive Officer, Chief People Officer and our compensation consultant to position pay based on a variety of factors, including market data for executive compensation drawn from our peer group.
2024 Advisory Vote Results
The Company’s stockholders are provided with an opportunity to cast an annual non-binding advisory vote on the Company’s executive compensation program through a say-on-pay proposal. At the Company’s 2024 Annual Meeting of Stockholders held in May 2024, approximately 93.4% of the votes cast approved the executive compensation for our NEOs as described in our proxy statement for that annual meeting. After consideration of the positive result of the say-on-pay vote at the Company’s Annual Meeting of Stockholders held in May 2023 (the most recent voting results available when the executive compensation program was designed for Fiscal Year 2024), the Compensation and Human Capital Committee determined that the Company’s executive compensation policies would be similar for 2024 to those in effect for 2023, with certain modifications (discussed below) to our annual incentive compensation program to further emphasize Company performance and profitability.

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EXECUTIVE COMPENSATION

Elements of Our Executive Compensation Program
During our 2024 Fiscal Year, the compensation program for our NEOs consisted primarily of base salary, short-term incentive compensation, and long-term incentive compensation. Set forth below is a chart outlining each element of our 2024 compensation program, the reason that we provided each element, and how that element fits into our overall compensation philosophy.

Pay Component	Objective of Pay Component	Key Measure
Base Salary	• Provide competitive pay and reflect individual contributions	• Current compensation relative to competitive rates for similar roles
Annual Cash Incentives	• Reward achievement of short-term business objectives and results	• Adjusted EBITDA goal • Operational goals • Individual performance
Equity Awards	• Align executive and stockholder interests • Create “ownership culture” • Provide retention incentives	• Stock price appreciation • Adjusted EBITDA and revenue achievement • Continuation of employment

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EXECUTIVE COMPENSATION

Base Salary
Base salaries are set to attract, retain and reward executive talent. In determining base salary, the Compensation and Human Capital Committee generally considers the executive’s personal performance, experience in the role, competitive rates of pay for comparable roles, significance of the role to the Company, and other factors as it deems appropriate. The annual base salary for each of our NEOs in our 2024 Fiscal Year is shown in the table below. The salary for our CEO was unchanged from the 2023 Fiscal year. The salaries for Mr. Shaker, Mr. Venkatachaliah and Mr. Desai, were increased to align them more closely with market data for their respective roles. Mr. Schwaneke’s base salary was set in accordance with his employment agreement.

Name	Title	Base Salary
Steven Sell	Chief Executive Officer and President	$750,000
Jeffrey Schwaneke	Chief Financial Officer	$625,000
Benjamin Shaker	Chief Markets Officer	$425,000
Girish Venkatachaliah	Chief Technology Officer	$425,000
Tim Bensley	Former Chief Financial Officer	$500,000
Veeral Desai	Former Chief Strategy & Development Officer	$425,000

Annual Incentive Compensation
Our annual cash incentive program is designed to focus our NEOs on delivering against key financial and operational metrics for the Company. Each NEOs’ annual cash incentive opportunity is at-risk and earned taking into account the extent we achieve pre-established financial and operational metric targets that were approved by the Compensation and Human Capital Committee and the NEO meets specific individual performance criteria as evaluated and determined subjectively by the Compensation and Human Capital Committee based on its assessment of the NEO’s performance during the year. By conditioning a significant portion of our NEOs’ potential total cash compensation on the Company’s achievement of annual financial performance goals, we reinforce our focus on achieving profitable growth. We also balance the profitability metric with key operational metrics related to membership, experience, quality, and human capital.
For the 2024 Fiscal Year, each NEO had a target incentive opportunity equal to 75% of his base salary for the year. The maximum annual incentive payout for each NEO is 150% of the NEO’s target opportunity. For the 2024 Fiscal Year, our performance metrics included Adjusted EBITDA (weighted at 55%), year-end membership on the agilon platform in existing markets (weighted at 5%), new market membership growth (weighted at 10%), experience by measure of percent of Gaps Closed* and primary care physician (“PCP”) touchpoints (weighted at 10% in the aggregate), quality by measure of chronic condition reassessment rates which represents care reassessments and acknowledgement rates that are blended across markets (weighted at 10%), and team & culture (weighted at 10%). Threshold, target and stretch (i.e., maximum) goals were set for each metric, and the payout percentage for each metric was determined by interpolation for performance results between such levels. In addition, a modifier of +/- 15% (which would adjust, up or down, the incentive otherwise payable) based on our medical margins was added. In addition, final payouts for each NEO considered individual performance during the year. The Compensation and Human Capital Committee selected these metrics for our annual incentive compensation program as it believes they are key drivers of our short-term financial and operational success that will benefit shareholders if achieved at or above target. The increased weighting on Adjusted EBITDA and the addition of the medical margin modifier were to emphasize delivering profitable results.
* “Gaps Closed” is a response to a ‘gap in care’ created when the care provided to a patient is inconsistent with the recommended best practices in healthcare.

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EXECUTIVE COMPENSATION

We initially approved the following goals for the 2024 annual incentive plan in February 2024.
Pre-Adjustment Annual Incentive Goals

	Measure	Detail	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Financial Goal
	Adjusted EBITDA*	Target represents externally reported number	55%	$(15M)	$15M	$35M
Non-Financial Goals	Growth**	Year-end existing market membership	5%	540,000 Individuals Enrolled	548,000 Individuals Enrolled	555,000 Individuals Enrolled
	Growth**	New market membership	10%	65,000 Individuals	80,000 Individuals	100,000 Individuals
	Experience***	% Gaps Closed and PCP Touchpoints	10%	30/50 Targets Passing	35/50 Targets Passing	43/50 Targets Passing
	Quality****	Chronic condition reassessment & acknowledgement rates	10%	90% CCR/AR Blended Rate	93% CCR/AR Blended Rate	95% CCR/AR Blended Rate
	Culture*****	Team and Culture metrics	10%	Discretionary	Discretionary	Discretionary
Modifier				Threshold (-15% Payout)	Target (0% Payout)	Maximum (+15% Payout)
	Medical Margin	Difference between the revenue received and the cost of services	+/- 15%	$435MM	$500MM	$575MM

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We amended the 2024 annual incentive plan goals in January 2025 to account for fundamental changes in our business after the goals were set in February 2024. Specifically, the goals were adjusted to take into account our exit from the South Carolina, Austin UHC and Austin CMC markets, and we further adjusted our growth goals after increased scrutiny on new partners to balance growth and profitability led us to decline certain new business opportunities. The approved amended and restated goals are provided below:
Amended Annual Incentive Goals

	Measure	Detail	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Achievement
Financial Goal
	Adjusted EBITDA*	Target represents externally reported number	55%	$(15M)	$15M	$35M	$(154M)
Non-Financial Goals	Growth**	Year-end existing market membership	5%	510,000 Individuals Enrolled	518,000 Individuals Enrolled	525,000 Individuals Enrolled	527,000 Individuals Enrolled
	Growth**	New market membership	10%	22,000 Individuals	37,000 Individuals	57,000 Individuals	35,000 Individuals
	Experience***	% Gaps Closed and PCP Touchpoints	10%	27/46 Targets Passing	32/46 Targets Passing	40/46 Targets Passing	29/46 Targets Passing
	Quality****	Chronic condition reassessment (“CCR”) & acknowledgement rates (“AR”)	10%	90% CCR/AR Blended rate	93% CCR/AR Blended Rate	95% CCR/AR Blended Rate	93% CCR/AR Blended Rate
	Culture*****	Team and Culture metrics	10%	Discretionary	Discretionary	Discretionary	N/A
Modifier				Threshold (-15% Payout)	Target (0% Payout)	Maximum (+15% Payout)
	Medical Margin	Medical services revenue after medical services expenses are deducted	+/- 15%	$435MM	$500MM	$575MM	$205M (-15%)

*
2024 Adjusted EBITDA is a management performance measure that is not a financial measure prepared in accordance with GAAP and may not be comparable to Adjusted EBITDA as reported in our Annual Reports on Form 10-K. The 2024 Adjusted EBITDA utilized in determining management compensation is calculated as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. The results of operations from our exits in the South Carolina, Austin UHC and Austin CMC markets have been excluded from the 2024 Adjusted EBITDA calculation in determining the achievement target for Annual Incentive Goals.

**	The market platform membership goals established by our Compensation and Human Capital Committee consisted of enrollment of individuals enrolled in a MA plan attributed to the PCPs on our platform.
***
The experience goals established by our Compensation and Human Capital Committee consisted of our markets achieving certain “pass” thresholds related to patient and provider experience as measured by % Gaps Closed and PCP member touchpoints for high-risk patients. There was a total of 50 opportunities with 25 of those specific to % Gaps Closed and 25 specific to PCP Touchpoints on a pass/fail score. To qualify for a pass on the % Gaps Closed, either a minimum of 2% improvement from the previous year is required, or if the 2% improvement is not achieved, the % Gaps Closed must be

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EXECUTIVE COMPENSATION

equivalent to 4.5 Stars. To qualify for a pass on the PCP touchpoints, a minimum 5% improvement would be required from prior year or if the 5% improvement is not achieved, the MA Readmissions per Thousand (“R/ADK”) must be <18.
****
The blended rate for chronic care reassessments and acknowledgement rate goals established by our Compensation and Human Capital Committee consisted of reassessment rate goals blended across all markets.

*****
For 2024, the team and culture goal was comprised of a discretionary bonus component across three categories. The three categories are total company engagement score, inclusion, and voluntary attrition/retention. Because this was a discretionary category, the Chief Executive Officer and the Chief People Office, made a recommendation to the Compensation and Human Capital committee for approval relative to this category. The Compensation and Human Capital Committee did not assign a score to this category in light of its decision as noted below to reduce the annual incentive compensation pool payout funding to 50%.

Improving clinical outcomes for senior patients in a total care model requires comprehensive assessment of chronic medical conditions. Given the impact that chronic conditions have on the quality of care members on our platform receive and our ability to best optimize care for specific clinical conditions through evidence-based clinical programs, it is imperative that care teams assess the status of each patient’s full medical history to identify active conditions that would benefit from improved clinical management.
Value-based care and improved clinical outcomes for our members depend on physician engagement and team-based care. One critical measure of physician engagement and team-based effectiveness is how frequently a physician acknowledges peer-to-peer clinical information that is designed to improve care quality including diagnostic accuracy, comprehensiveness, optimization of medical management, and targeted high value clinical programs.
Although the Company performed between threshold and target on the non-financial metrics of Growth, Experience, Quality and Team & Culture, the Company missed the 2024 Adjusted EBITDA threshold and overall Company performance fell short of expectations. The added medical margin modifier further reduced the overall annual cash incentive program funding to 28.7% of target.
During fiscal year 2024, the Compensation and Human Capital Committee exercised negative discretion with respect to the 2023 bonus pool for NEOs, such that NEOs received zero bonus for 2023 performance. In accordance with the amended incentive goals, the 2024 annual incentive plan would have funded at 28.7%. In light of the need to retain talent, and the retention risks presented should a 2024 low payout follow a challenging 2023, the Compensation and Human Capital Committee exercised its informed judgment to award cash incentives for 2024, after giving consideration to individual contributions and performance, at 50% of the targeted levels. However, the committee also determined that our Chief Executive Officer would receive a 28.7% payout for the 2024 annual incentive program, reflecting no adjustment and aligning his 2024 annual incentive plan payment with the overall Company performance as measured against the annual incentive goals. The Compensation and Human Capital Committee did not exercise any discretion with respect to Mr. Desai’s 2024 annual incentive plan payment. Mr. Bensley was not eligible for the program and received no payment. (These amounts are included in the “Summary Compensation Table” following this Compensation Discussion and Analysis in the “Non-Equity Incentive Plan Compensation” column).

Name	Title	Target Bonus	Overall Funding	Individual Factor	Final Payout
Steven Sell	Chief Executive Officer and President	$562,500	28.7%	100%	$161,438
Jeffrey Schwaneke	Chief Financial Officer	$468,750	50%	100%	$117,828
Benjamin Shaker	Chief Markets Officer	$318,750	50%	100%	$159,375
Girish Venkatachaliah	Chief Technology Officer	$318,750	50%	75%	$119,531
Tim Bensley	Former Chief Financial Officer	—	—	—	—
Veeral Desai	Former Chief Strategy & Development Officer	$318,750	28.7%	NA	$91,481

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EXECUTIVE COMPENSATION

Long-Term Equity Incentives
EQUITY GRANT POLICY
The Compensation and Human Capital Committee has adopted an equity grant policy pursuant to which the Committee reviews and approves individual grants for the NEOs, as well as the total number of shares covered by, and the vesting and other terms of, each grant. The annual equity grants typically are reviewed and approved at the Committee’s regular meeting date in March and effective in April. The grant date for the annual equity grants is the date of the Committee meeting at which they are approved. Administration of the equity awards is managed by the Committee’s human resources group with specific instructions related to the timing of grants given by the Committee.
2024 FISCAL YEAR AWARDS
During the 2024 Fiscal Year, we granted stock options, time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) under our 2021 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”) to each of our NEOs. These awards are described in further detail below and in the “Grants of Plan-Based Awards at Fiscal Year 2024” table. Our annual equity grants for the 2024 Fiscal Year were awarded in April 2024 and consisted of apportioning total targeted value (as measured against our peer groups) as: 25% stock options, 25% RSUs, and 50% PSUs (as each award is valued based the fair value of the award on the date of grant as determined for purposes of our financial reporting). We believe that these equity awards are a critical and appropriate element of the total compensation package for our NEOs and align the interests of our NEOs with those of our stockholders and create strong retention incentives for our valued executives. The size of each NEO’s award is determined by the Compensation and Human Capital Committee in its informed judgment, taking into account the executive’s position, tenure, experience, and peer group data for the executive’s position.

Vehicle	Purpose	Weighting	Vesting
RSU	Provides NEO retention and value is aligned with our stock price	25%	Ratably over four years
PSU	Aligns compensation with company goals to incentivize performance and value is aligned with our stock price	50%	Cliff vest after a three- year performance period
Stock Options	Aligns compensation with shareholder value growth	25%	Ratably over four years

Stock Options
Since our NEOs receive value from stock options only if our stock price appreciates relative to our stock price at the time of grant, stock options create incentives for our executives to achieve share price appreciation that will benefit shareholders. These stock options vest in four equal annual installments, subject to the NEO’s continuous employment through the applicable vesting date. The exercise price of each outstanding stock option is set at the closing trading price of our common stock on the grant date and is forth in the “Exercise Price of Option Awards” column of the “Grants of Plan-Based Awards for Fiscal Year 2024 ” table. All stock options expire no later than ten years after the date of grant.
RSUs
RSU awards create incentives for our NEOs to achieve long-term share price appreciation that will benefit shareholders as well as serve to retain our executives over the vesting period. These awards vest in four equal annual installments (other than the new-hire award for Mr. Schwaneke, discussed below), subject to the NEO’s continuous employment through the applicable vesting date.
PSUs
Our PSUs awarded in 2024 (other than the new-hire award for Mr. Schwaneke, discussed below) vest based on performance against predetermined revenue and Adjusted EBITDA goals through the end of the three-year performance period commencing January 1, 2024, subject to the NEO’s continued employment through the end of that period and accordingly create incentives for our NEOs to achieve medium term growth and profitability as well as providing an additional retention incentive. The revenue and Adjusted EBITDA goals are each weighted 50%. For the revenue metric, the PSU payout may range from 50% at threshold performance level to 200% for maximum performance level. For the Adjusted EBITDA metric, the PSU payout may range from 50% at threshold performance level and 200% for maximum performance level.

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NEW-HIRE AWARDS FOR JEFF SCHWANEKE
In accordance with the terms of his employment agreement, subject to his continued employment for 18 months, and in connection with joining agilon as an executive officer in July 2024, Mr. Schwaneke was awarded an annual grant of stock options, RSUs and PSUs as described above, a sign-on grant of RSUs with a grant date value of approximately $2.5 million that are scheduled to vest ratably over three years, and a grant of PSUs with a grant date value of approximately $1 million that vest, should agilon’s stock price increase by 100% in the three-year period following the grant date.
PSUs Granted in 2022
In April 2022, the Compensation and Human Capital Committee approved a three-year PSU grant that would vest based on revenue and 2022 Adjusted EBITDA performance for the 2022-2024 performance period. The threshold, target, and maximum performance goals for each metric are set forth in the “2022 Plan Design” table below. The Compensation and Human Capital Committee determined that the Company ended the three-year performance period with revenue of $13,072 million and 2022 Adjusted EBITDA loss of $136 million, thus resulting in achievement of 122% of target performance and 0% of target performance, respectively (or a vesting percentage of 174% for revenue and 0% for 2022 Adjusted EBITDA, with each weighted equally under the award). This takes into account restated targets which exclude Hawaii, S. Carolina, Austin UHC exits. As a result, the 2022 PSU grant paid out at 87% of the target number of PSUs subject to the award.
2022 Plan Design

Performance Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Revenue ($M)	50%	10,502	11,669	15,169
Adjusted EBITDA ($M)	50%	256	320	384
Overall	100%

*
2022 Adjusted EBITDA is a management performance measure that is not a financial measure prepared in accordance with generally accepted accounting principles (“GAAP”) and may not be comparable to Adjusted EBITDA as reported in our Annual Reports on Form 10-K. The 2022 Adjusted EBITDA utilized in determining management compensation is calculated as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes from our California dispositions (which was completed during 2021), (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. The results of operations from the February 28, 2023, acquisition of My Personal Health Record Express, Inc. (“mphrX”) have been excluded from the 2022 Adjusted EBITDA three-year performance period calculation.

2023 Adjusted EBITDA is a management performance measure that is not a financial measure prepared in accordance with GAAP and may not be comparable to Adjusted EBITDA as reported in our Annual Reports on Form 10-K. The 2023 Adjusted EBITDA utilized in determining management compensation is calculated as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. The results of operations from the acquisition of mphrX have been excluded from the 2023 Adjusted EBITDA three-year performance period calculation in determining the achievement target for PSUs granted in 2022.
2024 Adjusted EBITDA is a management performance measure that is not a financial measure prepared in accordance with GAAP and may not be comparable to Adjusted EBITDA as reported in our Annual Reports on Form 10-K. The 2024 Adjusted EBITDA utilized in determining management compensation is calculated as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis. The results of operations from the acquisition of mphrX have been excluded from the 2024 Adjusted EBITDA calculation in determining the achievement target for PSUs granted in 2022 and 2023. The results of operations from our exits in the South Carolina, Austin UHC and Austin CMC markets have been excluded from the 2024 Adjusted EBITDA three-year performance period calculation in determining the achievement target for PSUs granted in 2022.

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2022 Plan Design – Actuals

Performance Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Achievement	Payout (% of target)
Revenue ($M)	50%	9,637	10,708	13,920	13,072	174%
Adjusted EBITDA ($M)	50%	245	306	367	(136)	—
Overall						87%

Equity Award Grant Practices
The Compensation and Human Capital Committee’s practice is to grant annual equity awards to executive officers at its meeting in March each year, which is generally scheduled well in advance. Additionally, the committee retains discretion to grant other equity awards from time to time when and as the committee may determine to be appropriate, such as in connection with a new hire or promotion. The release of material nonpublic information is not taken into account by agilon in determining the timing and terms of equity award grants, and agilon does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Severance Benefits
We have entered into an employment agreement with each of our NEOs that provide severance benefits if their employment is terminated under certain circumstances. We believe these arrangements are appropriate to help provide stability for our management team and are consistent with market practices. During 2024, we entered into an employment agreement with Mr. Schwaneke in connection with his joining agilon as an executive. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” below for a description of the severance benefits available to our NEOs.
Stock Ownership Guidelines
Our board of directors has established stock ownership guidelines in order to further align the long-term interests of our executive officers and non-employee directors with those of our stockholders. Our stock ownership guidelines require that our executive officers and non-employee directors own shares of common stock having an aggregate value equal to a multiple of the executive officer’s annual base salary or non-employee director’s annual board cash retainer as follows:

Position	Multiple
Chief Executive Officer	6x Annual Base Salary
All Other Executive Officers	2x Annual Base Salary
Non-Employee Directors*	5x Annual Board Cash Retainer

*	Excludes CD&R affiliated directors

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EXECUTIVE COMPENSATION

Executives are required to hold 100% of shares acquired as a result of exercise or settlement of compensatory awards (net of any shares withheld for taxes) until these ownership guidelines have been met.
Hedging and Pledging
Our internal Policy on Trading in Securities prohibits hedging or monetization transactions with respect to agilon health securities and the pledging of agilon health securities as collateral for a loan by any of our employees, officers, or directors.
Clawback Policy
In accordance with SEC and NYSE requirements, the board has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on our attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Compensation and Human Capital Committee Report
The Company’s Compensation and Human Capital Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussions, has recommended to the board that the Compensation Discussion and Analysis should be included in this proxy statement.
The Compensation and Human Capital Committee

Diana McKenzie (Chair)
Silvana Battaglia
Karen McLoughlin
This Compensation and Human Capital Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Summary Compensation Table
The following table sets forth the compensation of our NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Steven J. Sell Chief Executive Officer and President	2024	750,000	3,375,007	1,125,002	161,438	4,596	5,416,043
	2023	750,000	3,375,043	1,125,008	—	16,985	5,267,036
	2022	750,000	2,250,018	2,250,014	523,125	16,000	5,789,157
Jeffrey A. Schwaneke(5) Chief Financial Officer	2024	315,068	5,260,751	875,004	417,828	267,471	7,136,122
Benjamin Shaker Chief Markets Officer	2024	425,000	2,625,004	875,002	159,375	18,396	4,102,777
	2023	400,000	1,875,030	625,003	—	30,185	2,930,218
	2022	400,000	625,012	625,012	279,000	28,200	1,957,224
Girish Venkatachaliah Chief Technology Officer	2024	425,000	1,500,005	500,000	119,531	16,357	2,560,893
	2023	350,000	1,875,030	625,003	—	30,185	2,880,218
	2022	350,000	500,020	500,009	268,538	28,200	1,646,767
Timothy Bensley(5) Former Chief Financial Officer	2024	373,973	—	—	—	—	373,973
	2023	500,000	937,529	312,510	—	—	1,750,039
	2022	500,000	625,012	625,012	331,313	—	2,081,337
Veeral Desai(5) Former Chief Strategy and Development Officer	2024	248,014	2,625,004	875,002	91,481	568,827	4,408,328
	2023	375,000	2,250,019	750,016	—	29,847	3,404,882
	2022	375,000	750,006	750,014	261,563	22,721	2,159,304

(1)
Stock Awards. Amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a discussion of the relevant assumptions used to calculate these amounts, please refer to heading “Stock-Based Compensation” under Note 14 to the Consolidated Financial Statements in the Annual Report.

For PSUs, other than the award for Mr. Schwaneke that included a stock-price based vesting condition, the grant date fair value is calculated based upon the probable outcome of the performance condition being achieved (which we considered to be the “target” level of performance), consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. As of the grant date, the values of these PSUs granted to the NEOs in 2024 assuming the highest level of performance (200% of the grant date value), were as follows: Mr. Sell ($4,500,006); Mr. Schwaneke ($4,341,635); Mr. Shaker ($3,500,003); Mr. Venkatachaliah ($2,000,007); Mr. Bensley ($0); and Mr. Desai ($3,500,003). See “Elements of our Executive Compensation Program—Long-Term Equity Incentives” above for more information regarding the stock awards. As of the grant date, the values of the PSUs granted to the NEOs in 2023 assuming the highest level of performance (200% of the grant date value), were as follows: Mr. Sell ($4,500,038); Mr. Bensley ($1,250,020); Mr. Desai ($3,000,026); Mr. Shaker ($2,500,040); and Mr. Venkatachaliah ($2,500,040). As of the grant date, the values of the PSUs granted to the NEOs in 2022 assuming the highest level of performance (200% of the grant date value), were as follows: Mr. Sell ($2,250,018); Mr. Bensley ($625,012); Mr. Desai ($750,006); Mr. Shaker ($625,012); and Mr. Venkatachaliah ($500,019). The grant date fair value of the PSUs awarded to Mr. Schwaneke in 2024 that included a stock-price based vesting condition is calculated using a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the award. The significant assumptions used in the Monte Carlo simulation pricing model for the award included expected volatility of 58.6%, a risk-free interest rate of 4.46%, and expected dividend yield of 0%.
(2)
Option Awards. Amounts reported in this column represent the aggregate grant date fair value of stock options, computed in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used to calculate these amounts, please refer to heading “Stock-Based Compensation” under Note 14 to the Annual Report.

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(3)
Non-Equity Incentive Plan Compensation. The amounts in this column represent annual incentive compensation earned based on the achievement of pre-established annual financial, operational and individual performance goals during the immediately preceding fiscal year. Amounts for Mr. Schwaneke also include a $300,000 signing bonus when he became our Chief Financial Officer. See “Elements of Our Executive Compensation Program—Annual Cash Incentives” above for more information.

(4)
All Other Compensation. Amounts reported in this column for our NEOs in the 2024 Fiscal Year include the following items as applicable to each NEO. Amount includes our contributions to each NEO’s account under our 401(k) plan as follows: Mr. Schwaneke ($11,700), Mr. Shaker ($13,800), Mr. Venkatachaliah ($11,712) and Mr. Desai ($7,808). Amount includes fees for financial planning services paid by us as follows: Mr. Sell, ($4,596), Mr. Shaker ($4,596), Mr. Venkatachaliah ($4,596) and Mr. Desai ($4,596). Amounts for Mr. Schwaneke also include: $70,746 in cash fees and $185,005 as the grant date fair value (calculated as described in footnote (1) above) of the RSU awards he received for his service as a member of our board from the beginning of 2024 until he became our Chief Financial Officer on July 1, 2024. Amounts for Mr. Desai also include $425,000 in severance and $131,423 in fees for his consulting services during 2024 after he became an advisor to our Chief Executive Officer on August 1, 2024.

(5)
Mr. Schwaneke commenced his employment with the Company as of July 1, 2024, and amounts reported for Mr. Schwaneke in this row reflect that his base salary and non-equity incentive plan compensation were prorated for the 2024 fiscal year. Further Messrs. Bensley and Desai left the Company on September 30, 2024 and August 1, 2024, respectively, and amounts reported for them in this row reflect that their base salaries and non-equity incentive plan compensation were prorated for the 2024 fiscal year.

Grants of Plan-Based Awards for Fiscal Year 2024
The following table provides information concerning awards granted to the NEOs in the 2024 Fiscal Year under any plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)	All Other Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven J. Sell		281,250	562,500	843,750
	4/15/2024								415,130	4.46	1,083,489
	4/15/2024							252,243			1,125,002
	4/15/2024				252,243	504,485	1,008,970				2,250,003
Jeffrey A. Schwaneke		234,375	468,750	703,125
	7/1/2024								239,072	6.07	875,004
	7/1/2024							131,976			801,094
	7/1/2024				131,976	263,952	527,904				1,602,189
	7/1/2024							377,074(5)			2,288,839
	7/1/2024					150,830(6)					568,629
Benjamin Shaker		159,375	318,750	478,125
	4/15/2024								322,879	4.46	875,002
	4/15/2024							196,189			875,003
	4/15/2024				196,189	392,377	784,754				1,750,001

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Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Units(3) (#)	All Other Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(7) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Girish Venkatachaliah		159,375	318,750	478,125
	4/15/2024								184,502	4.46	500,000
	4/15/2024							112,108			500,000
	4/15/2024				112,108	224,216	448,432				1,000,003
Timothy Bensley		—	—	—
Veeral Desai		159,375	318,750	478,125
	4/15/2024								322,879	4.46	875,002
	4/15/2024							196,189			875,003
	4/15/2024				196,189	392,377	784,754				1,750,001

(1)	Threshold, target and maximum cash payouts available to our NEOs under our annual incentive compensation plan for 2024.
(2)
Annual awards of PSUs that may vest under the applicable threshold, target and maximum performance levels of revenue and Adjusted EBITDA. In the event the applicable threshold performance conditions are not achieved, none of these PSUs will vest.

(3)	Annual awards of RSUs that vest in four equal annual installments commencing on the first anniversary of the grant date, based on continued service through the applicable vesting date.
(4)	Annual awards of stock options that vest in four equal annual installments commencing on the first anniversary of the grant date, based on continued service through the applicable vesting date.
(5)
New hire award of RSUs for Mr. Schwaneke that vests in three equal annual installments commencing on the first anniversary of the grant date, based on continued service through the applicable vesting date.

(6)
New hire award of PSUs for Mr. Schwaneke that vests, based on continued service through the applicable vesting date, provided that vesting is contingent upon the simple average of the closing prices for a share of our common stock over a period of 40 consecutive trading days equaling or exceeding $12.14 within three years after the date of grant. If such stock price target is achieved within 18 months of the date of grant, then 100% of the award vests 18 months after the date of grant. If such stock price target is achieved after 18 months but before 3 years from the date of grant, then 100% of the award vests on date of attainment.

(7)
Aggregate grant date fair value of the applicable award, computed in accordance with FASB ASC Topic 718. Refer to heading “Stock-Based Compensation” in Note 14 to the Consolidated Financial Statements in the Annual Report, and footnote (1) to the Summary Compensation Table above, for a discussion of the relevant assumptions used to calculate these amounts.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table
Employment Agreements
Each of Mr. Sell, Mr. Schwaneke, Mr. Shaker, Mr. Venkatachaliah, Mr. Bensley and Mr. Desai, entered into employment agreements as part of their employment with the Company.

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EXECUTIVE COMPENSATION

Steven J. Sell
Mr. Sell’s employment agreement does not provide a fixed term and may be terminated at any time by either party. Under his agreement, Mr. Sell is entitled to an annual base salary of $750,000 and is eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. The employment agreement provides for certain severance benefits. If Mr. Sell’s employment is terminated without “cause” or if he resigns his employment for “good reason,” as such terms are defined in his employment agreement, he is entitled to receive (i) continued base salary for 18 months, payable on the Company’s normal payroll dates, (ii) a cash payment equal to his target annual incentive compensation, payable in equal monthly installments over 12 months on the Company’s normal payroll dates, (iii) any earned but unpaid annual incentive compensation for the fiscal year prior to the year in which Mr. Sell’s employment terminates and (iv) continued medical, dental and vision insurance coverage for 12 months at active employee rates. Any severance payments are conditioned upon, among other things, Mr. Sell’s execution and non-revocation of a release of claims and his continued compliance with applicable restrictive covenants, which include nondisclosure and non-disparagement restrictions for an indefinite time period and restrictions relating to soliciting the Company’s customers and employees for two years following termination of Mr. Sell’s employment with the Company.
Jeffrey Schwaneke
Mr. Schwaneke’s employment agreement does not provide a fixed term and may be terminated at any time by either party. Under his agreement, Mr. Schwaneke is entitled to an annual base salary of $625,000 and is eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. He further received: (i) a one-time sign on grant of time/service-vested RSUs with a grant-date fair value of $2,500,000 vesting on a three-year pro rata basis, and PSUs with a grant-date fair value of $1,000,000 with a +100% share price appreciation hurdle (measured with reference to the fair market value of a share of the Company’s common stock on the date of the grant of the award and subject to the performance period being cut short in the event of a change in control of the Company), and (ii) a grant of equity awards having a grant-date fair value of $3,500,000 in the aggregate, with an equity award mix of 50% PSUs, 25% RSUs and 25% stock options, based on the grant-date fair value of the awards, and other terms and conditions of such awards, to be consistent with the Company’s annual equity awards for fiscal year 2024 for its executive officers generally. Mr. Schwaneke also received a sign on bonus of $300,000 in a single lump sum. If Mr. Schwaneke’s employment is terminated without “cause,” as such term is defined in his employment agreement, on or before December 31, 2025, he is entitled to receive a cash payment equal to 12 months of his base salary and target annual incentive compensation, and he will continue to vest in Company equity awards granted to him in 2024 (with PSUs remaining subject to the applicable performance-based vesting conditions). Any severance payments are conditioned, among other things, upon Mr. Schwaneke’s execution and non-revocation of a release of claims.
Benjamin Shaker
Mr. Shaker’s employment agreement does not provide a fixed term and may be terminated at any time by either party. Under his agreement, Mr. Shaker is entitled to an annual base salary of $425,000 and is eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. The employment agreement provides for certain severance benefits. If Mr. Shaker’s employment is terminated without “cause” or Mr. Shaker resigns for “good reason,” as such terms are defined in his employment agreement, he is entitled to receive cash payments equal to (i) 24 months of base salary, payable on the Company’s normal payroll dates and (ii) two times his target annual incentive compensation, payable in equal monthly installments over 24 months on the Company’s normal payroll dates. Any severance payments are conditioned, among other things, upon Mr. Shaker’s execution and non-revocation of a release of claims.
Girish Venkatachaliah
Mr. Venkatachaliah’s employment agreement does not provide a fixed term and may be terminated at any time by either party. Under his agreement, Mr. Venkatachaliah is entitled to an annual base salary of $425,000 and is eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. The employment agreement provides for certain severance benefits. If Mr. Venkatachaliah’s employment is terminated without “cause,” as such term is defined in his employment agreement, he is entitled to receive a cash payment equal to 12 months of his base salary and target annual incentive compensation, payable in equal monthly installments over 12 months. Any severance payments are conditioned, among other things, upon Mr. Venkatachaliah’s execution and non-revocation of a release of claims.
Timothy Bensley
Mr. Bensley’s employment agreement did not provide a fixed term and could be terminated at any time by either party. Under his agreement, Mr. Bensley was entitled to an annual base salary of $500,000 and was eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. The employment agreement provided for certain severance benefits. If Mr. Bensley’s employment

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EXECUTIVE COMPENSATION

was terminated without “cause,” as such term is defined in his employment agreement, he was entitled to receive a cash payment equal to 12 months of his base salary and target annual incentive compensation, payable in equal monthly installments over 12 months. Any severance payments were conditioned, among other things, upon Mr. Bensley’s execution and non-revocation of a release of claims.
Mr. Bensley retired from his position as our Chief Financial Officer on June 30, 2024, and retired from the Company on September 30, 2024.
Veeral Desai
Mr. Desai’s employment agreement did not provide a fixed term and could be terminated at any time by either party. Under his agreement, Mr. Desai was entitled to an annual base salary of $375,000 and was eligible for payment of annual incentive compensation, with a target amount equal to 75% of his base salary. The employment agreement provided for certain severance benefits. If Mr. Desai’s employment was terminated without “cause” or if he resigned his employment for “good reason,” as such terms were defined in his employment agreement, he was entitled to receive cash payments equal to (i) 23 months of base salary, payable on the Company’s normal payroll dates, (ii) two times his target annual incentive compensation, payable in equal monthly installments over 24 months on the Company’s normal payroll dates, and (iii) continued medical, dental and vision insurance coverage for 18 months at active employee rates. Any severance payments were conditioned, among other things, upon Mr. Desai’s execution and non-revocation of a release of claims. Mr. Desai departed the Company in August 2024. Subject to a separation agreement between Mr. Desai and the Company dated July 31, 2024, Mr. Desai was paid $425,000 in severance in a lump sum, his stock options that were vested as of the date of his termination remain exercisable for two years following termination, and he has been retained by the Company under terms of the agreement to provide consulting services, including regarding new and existing market and payor strategies, for a duration of two years. Under the agreement, Mr. Desai is also eligible to receive in April 2025 a one-time bonus payment of up to 75% of the $425,000 severance payment, continuation of medical benefits for two years, and $30,000 per month for his continued performance of the consulting services. Such agreement also provided for Mr. Desai’s release of any claims.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Steven J. Sell	1,500,000	400,000(3)	4.50	5/22/2030	—	—	—	—
	2,000,000	500,000(3)	10.12	5/22/2030	—	—	—	—
	1,000,000	—	4.50	5/22/2030	—	—	—	—
	80,242	80,244(6)	23.07	4/14/2032	—	—	—	—
	17,087	51,261(8)	28.46	4/14/2033	—	—	—	—
	—	415,130(9)	4.46	4/14/2034	—	—	—	—
	—	—	—	—	24,383(12)	46,328	—	—
	—	—	—	—	29,648(13)	56,331	—	—
	—	—	—	—	—	—	79,059(18)	150,212
	—				252,243(14)	479,262	—	—
	—						504,485(19)	958,522
Jeffrey Schwaneke	6,453	3,227(7)	27.01	8/10/2032	—	—	—	—
	—	239,072(10)	6.07	7/1/2034	—	—	—	—
	—	—	—	—	32,119(15)	61,026	—	—
	—	—	—	—	131,976(16)	250,754	—	—
	—	—	—	—	—	—	263,952(19)	501,509
	—	—	—	—	377,074(17)	716,441	—	—
	—	—	—	—	—	—	150,830(20)	286,577
Benjamin Shaker	257,306	—	1.00	12/30/2026	—	—	—	—
	301,851	—	3.79	2/9/2029	—	—	—	—
	34,695	11,567(5)	23.00	4/14/2031	—	—	—	—
	22,290	22,290(6)	23.07	4/14/2032	—	—	—	—
	9,492	28,479(8)	28.46	4/14/2033	—	—	—	—
	—	322,879(9)	4.46	4/15/2034	—	—	—	—
	—	—	—	—	3,398(11)	6,456	—	—
	—	—	—	—	6,774(12)	12,871	—	—
	—	—	—	—	16,471(13)	31,295	—	—
	—	—	—	—	—	—	43,922(18)	83,452
	—	—	—	—	196,189(14)	372,759	—	—
	—	—	—	—	—	—	392,377(19)	745,516

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EXECUTIVE COMPENSATION

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Girish Venkatachaliah	37,500	12,500(4)	14.62	1/28/2031	—	—	—	—
	37,500	12,500(4)	29.24	1/28/2031	—	—	—	—
	83,271	27,757(5)	23.00	4/14/2031	—	—	—	—
	13,878	4,626(5)	23.00	4/14/2031	—	—	—	—
	17,832	17,832(6)	23.07	4/14/2032	—	—	—	—
	9,492	28,479(8)	28.46	4/14/2033	—	—	—	—
	—	184,502(9)	4.46	4/14/2034	—	—	—	—
	—	—	—	—	1,360(11)	2,584	—	—
	—	—	—	—	5,419(12)	10,296	—	—
	—	—	—	—	16,471(13)	31,295	—	—
	—	—	—	—	—	—	43,922(18)	83,452
	—	—	—	—	112,108(14)	213,005	—	—
	—	—	—	—	—	—	224,216(19)	426,010
Timothy Bensley	75,000	—	14.62	3/30/2025	—	—	—	—
	75,000	—	29.24	3/30/2025	—	—	—	—
	124,905	—	23.00	3/30/2025	—	—	—	—
	38,166	—	23.00	3/30/2025	—	—	—	—
	22,290	—	23.07	3/30/2025	—	—	—	—
	4,746	—	28.46	3/30/2025	—	—	—	—
Veeral Desai	57,441	—	1.00	9/1/2026	—	—	—	—
	1,510,000	—	3.00	9/1/2026	—	—	—	—
	30,531	—	23.00	9/1/2026	—	—	—	—
	26,748	—	23.07	9/1/2026	—	—	—	—
	11,391	—	28.46	9/1/2026	—	—	—	—

(1)	The awards in this column consist of nonqualified stock options granted under our Equity Incentive Plan that have previously vested.
(2)	The amounts in this column were determined based on a 1.90 closing price of the Company’s common stock on December 31, 2024.
(3)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 20% on each anniversary of June 1, 2020, subject to Mr. Sell’s continued employment through each applicable vesting date.

(4)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of January 13, 2021, subject to Mr. Venkatachaliah’s continued employment through each applicable vesting date.

(5)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2021, subject to each NEO’s continued employment through each applicable vesting date.

(6)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2022, subject to each NEO’s continued employment through each applicable vesting date.

(7)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 33% on each anniversary of August 10, 2022, subject to Mr. Schwaneke’s continued employment through each applicable vesting date.

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EXECUTIVE COMPENSATION

(8)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2023, subject to each NEO’s continued employment through each applicable vesting date.

(9)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 15, 2024,subject to each NEO’s continued employment through each applicable vesting date.

(10)
These awards consist of nonqualified stock options granted under our Equity Incentive Plan that will vest 25% on each anniversary of July 1, 2024, subject to Mr. Schwaneke’s continued employment through each applicable vesting date.

(11)
These awards consist of RSUs granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2021, subject to each NEO’s continued employment through each applicable vesting date.

(12)
These awards consist of RSUs granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2022, subject to each NEO’s continued employment through each applicable vesting date.

(13)
These awards consist of RSUs granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 14, 2023, subject to each NEO’s continued employment through each applicable vesting date.

(14)
These awards consist of RSUs granted under our Equity Incentive Plan that will vest 25% on each anniversary of April 15, 2024, subject to each NEO’s continued employment through each applicable vesting date.

(15)	These awards consist of RSUs granted under our Equity Incentive Plan that will vest 100% on the anniversary of May 29, 2024, subject to Mr. Schwaneke’s continued employment through the vesting date.
(16)
These awards consist of RSUs granted under our Equity Incentive Plan that will vest 25% on each anniversary of July 1, 2024, subject to Mr. Schwaneke’s continued employment through each applicable vesting date.

(17)	These awards consist of RSUs granted under our Equity Incentive Plan that will vest 33% on each anniversary of July 1, 2024, subject to Mr. Schwaneke’s continued employment through the vesting date.
(18)
The awards in this column consist of PSUs granted under our Equity Incentive Plan that will vest based on performance against predetermined Revenue and Adjusted EBITDA goals at the end of the three-year performance period (December 31, 2025). The amounts in this column assume payout at threshold, though the PSU payouts may range from 50% at threshold performance level (80% achievement of target) to 200% for maximum performance level (125% achievement of target).

(19)
The awards in this column consist of PSUs granted under our Equity Incentive Plan that will vest based on performance against predetermined Revenue and Adjusted EBITDA goals at the end of the three-year performance period (December 31, 2026). The amounts in this column assume payout at threshold, though the PSU payouts may range from 50% at threshold performance level (80% achievement of target) to 200% for maximum performance level (125% achievement of target).

(20)
The awards in this column consist of PSUs granted under our Equity Incentive Plan that may become vested subject to attainment (based on 40 trading day average closing price, exceeding twice the closing price of the Company's stock price on date of grant) and within three years from July 1, 2024.

Options Exercised and Stock Vested

Name	Options Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven Sell	—	—	64,499	399,879
Jeffrey Schwaneke	—	—	5,622	27,829
Benjamin Shaker	—	—	24,058	83,140
Girish Venkatachaliah	—	—	18,986	65,222
Timothy Bensley	—	—	9,867	48,842
Veeral Desai	—	—	13,640	67,518

(1)	Reflects the RSU value realized on vesting determined by multiplying the number of shares acquired by the closing price of our common stock of $4.95 on April 14, 2024.
(2)
Reflects the PSU value realized on the last trading day of the performance period determined by multiplying the number of shares at target by the closing price of our common stock of $1.90 on December 31, 2024.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control
Severance Payments
The information below describes and quantifies compensation that would have become payable to each of our NEOs under the terms of their employment agreements or other arrangements, as applicable, if their employment had been terminated on December 31, 2024 by the Company without “cause” or, in the case of Mr. Sell, Mr. Desai, or Mr. Shaker, if they resigned for “good reason”. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” above for a description of the severance benefits available to our NEOs.

Name	Salary ($)	Target Annual Incentive Compensation ($)	Earned and Unpaid Annual Incentive Compensation ($)	COBRA Benefit Payment ($)	Total ($)
Steven Sell	1,125,000	562,500	562,500	33,000	2,283,000
Jeffrey Schwaneke	625,000	468,750	—	—	1,093,750
Benjamin Shaker	850,000	637,500	—	—	1,487,500
Girish Venkatachaliah	425,000	318,750	—	—	743,750

Accelerated Vesting of Equity on a Change in Control
Outstanding options, RSUs and PSUs will generally not accelerate in connection with a “change in control” (as defined in the Equity Incentive Plan), unless our board of directors determines that such awards will not be assumed or replaced with an “alternative award” in the change in control. Awards that are not assumed or replaced with an alternative award will accelerate and be canceled in exchange for a payment equal to the price per share offered in the “change in control” minus, in the case of stock options, such stock option’s exercise price. Pursuant to the Equity Incentive Plan, any unvested options, RSUs and PSUs that are assumed (or alternative awards issued in exchange for such awards) shall vest if, within 12 months following such “change in control”, the award-holder’s employment is terminated without “cause” or by the award-holder for “good reason” as such terms are defined in the Equity Incentive Plan. In such case, PSU vesting would be based on target levels of performance.

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EXECUTIVE COMPENSATION

The following table assumes a change in control of the Company occurred on December 31, 2024 and each NEO’s employment was terminated without “cause” or by an NEO for “good reason” as such terms are defined in the Equity Incentive Plan. Based on such assumptions, our NEOs would have received benefits from the accelerated vesting of unvested options, RSUs and PSUs in the following amounts. The values in the table set forth below are based on our closing stock price on the New York Stock Exchange on December 31, 2024, which was $1.90. The values shown in the table below would also apply to the NEOs’ unvested awards if a change in control occurred on that date and the awards were not assumed or replaced with an alternate award as described above.

Name	Value of Accelerated Options ($)	Value of RSUs ($)	Value of PSUs ($)	Total Value ($)
Steven Sell	—	581,921	1,108,734	1,690,655
Jeffrey Schwaneke	—	1,028,221	788,086	1,816,307
Benjamin Shaker	231,575	423,381	828,968	1,483,924
Girish Venkatachaliah	—	257,180	509,462	766,642
Timothy Bensley	—	—	—	—
Veeral Desai	51,697	—	—	51,697

Compensation of Directors
In April 2023, our board of directors adopted the following non-employee director compensation program, including a mix of cash and equity compensation:

Compensation	Amount
Initial Equity Award (for new appointments)	$185,000 option grant with three-year ratable vesting
Annual Equity Award	$185,000 RSU grant with one-year vesting
Annual Cash Retainer	$70,000
Committee Chair Annual Cash Retainer Fee	Audit Committee: $25,000 Compensation and Human Capital Committee: $15,000 Nominating and Governance Committee: $10,000 Compliance and Quality Committee: $15,000

We convert the above dollar values of equity awards into a number of shares of common stock, in the case of options, based on a Black-Scholes valuation in accordance with the company’s financial reporting procedures at the time of grant and at an exercise price equal to the closing price of the common stock on the date of grant, and in the case of RSUs, converted based on the closing price on the date of grant. Prior to 2024, the annual equity awards to directors occurred in April of each year at the same time as annual employee equity grants. Starting in 2024, such equity awards to directors will be made immediately following the annual meeting of stockholders.

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EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation for each of our non-employee directors during our fiscal year ended December 31, 2024. Mr. Sell’s and Mr. Schwaneke’s compensation for fiscal year 2024 is reported in the Summary Compensation table above.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Silvana Battaglia	70,000	185,005	—	255,005
Sharad Mansukani, M.D.	80,000	185,005	—	265,005
Diana L. McKenzie	77,500	185,005	—	262,505
Karen McLoughlin	95,000	185,005	—	280,005
Ravi Sachdev	—	—	—	—
Ron Williams	—	185,005	—	185,005
William Wulf, M.D.	85,000	185,005	—	270,005

(1)
Amounts reported in this column represent the grant date fair value of RSUs issued to Ms. Battaglia, Dr. Mansukani, Ms. McKenzie, Ms. McLoughlin, Mr. Williams, and Dr. Wulf in the 2024 Fiscal Year, computed in accordance with FASB ASC Topic 718. The RSUs vest on the first anniversary of the grant date. As of December 31, 2024, directors held the following number of RSUs: Ms. Battaglia, 32,119; Dr. Mansukani, 32,119; Ms. McKenzie, 32,119; Ms. McLoughlin, 32,119; Mr. Williams, 32,119; and Dr. Wulf, 32,119. Please refer to heading “Stock-Based Compensation” under Note 14 to the Consolidated Financial Statements in the Annual Report for a discussion of the relevant assumptions used to calculate these amounts.

(2)
There were no stock options granted to Directors in 2024 Fiscal Year. As of December 31, 2024, (i) Ms. Battaglia held 19,251 outstanding stock options, (ii) Dr. Mansukani held 643,750 outstanding stock options, (iii) Ms. McKenzie held 11,104 outstanding stock options, (iv) Ms. McLoughlin held 7,959 outstanding stock options, and (v) Dr. Wulf held 420,000 outstanding stock options. Please refer to heading “Stock Based Compensation” under Note 14 to the Consolidated Financial Statements in the Annual Report for a discussion of the relevant assumptions used to calculate these amounts.

In the 2024 Fiscal Year, no director who is a CD&R partner (Mr. Sachdev) was compensated by us for services as a director.
Chief Executive Officer Pay Ratio
The following provides information about the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer.
To determine the estimated ratio of Chief Executive Officer pay to median employee pay, we considered our entire employee population of approximately 1,257 employees who were on the payroll during the 2024 Fiscal Year. We then used base wages paid to these employees (other than the Chief Executive Officer) during the 2024 Fiscal Year as the form of compensation to determine our median employee. We identified our median employee, whose total compensation, calculated in accordance with the rules applicable to the Summary Compensation Table was $56,150.73 in the 2024 Fiscal Year.
The Chief Executive Officer pay used for purposes of calculating this pay ratio is $5,416,043, which is the annual total compensation of our Chief Executive Officer as reported in the Summary Compensation Table for 2024. As a result, we estimate the ratio of our Chief Executive Officer pay to median employee pay for 2024 is approximately 96 to 1.

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EXECUTIVE COMPENSATION

The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions and adjustments. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Pay ratios vary from one company to another due to a variety of factors, including differences in the geographic distribution of their workforces, the breadth of work functions performed by company employees, and the relative share of salaried versus hourly employees.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid”, for our Principal Executive Officer (PEO) and our non-PEO NEOs, on an average basis, and certain financial performance of the Company for Fiscal Year 2024, 2023, 2022 and 2021. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands) ($)(7)	Adjusted EBITDA (thousands) ($)(8)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)
2024	5,416,043	(10,641,811)	3,716,419	(260,790)	8.26	123.53	(260,101)	(154,215)
2023	5,267,036	(3,573,313)	2,741,339	1,550,202	54.57	120.43	(262,803)	(95,001)
2022	5,789,157	(30,811,711)	1,961,158	(1,410,451)	70.17	118.00	(106,864)	4,251
2021	1,256,250	79,887,250	4,001,770	26,200,762	117.39	120.35	(406,787)	(38,619)

(1)
Amounts reported in this column are the amounts of total compensation reported for Mr. Sell (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. See “Executive Compensation—Summary Compensation Table.”

(2)
Amounts reported in this column represent the amount of “compensation actually paid” to Mr. Sell, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Sell during the applicable year. The increases and decreases in these values are attributable largely to the changes in the value of Mr. Sell’s pre-IPO equity compensation awards in light of stock price movements. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Sell’s total compensation for each year to determine the compensation actually paid:

Year	2021 ($)	2022 ($)	2023 ($)	2024 ($)
SCT Total Compensation	1,256,250	5,789,157	5,267,036	5,416,043
Less, value of Stock and Option Awards reported in SCT	—	4,500,032	4,500,051	4,500,009
Plus, Year-End value of Stock and Option Awards Granted in Fiscal Year that are Unvested and Outstanding	—	2,812,164	2,011,830	1,149,648
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that are Outstanding and Unvested	57,728,000	(27,495,000)	(8,219,253)	(8,005,528)
Plus, FMV of Stock and Option Awards Granted this Year and that Vested this Year	—	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that Vested this Year	20,903,000	(7,418,000)	1,867,125	(4,701,965)
Less Prior Year Fair Value of Prior Year Stock and Option Awards that Failed to Vest this Year	—	—	—	—
Compensation Actually Paid	79,887,250	(30,811,711)	(3,573,313)	(10,641,811)

(3)	For the portion of “compensation actually paid” that is based on year-end stock prices, $1.90 was used for 2024, $12.55 was used for 2023, $16.14 was used for 2022 and $27.00 was used for 2021.

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EXECUTIVE COMPENSATION

(4)
Amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Sell) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Sell) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Messrs. Schwaneke, Bensley, Desai, Shaker and Venkatachaliah; (ii) for 2023, Messrs. Bensley, Desai, Shaker and Venkatachaliah; (iii) for 2022, Messrs. Bensley, Desai, Shaker and Venkatachaliah and (iv) for 2021, Messrs. Bensley, Desai, Halkias, Shaker and Venkatachaliah.

(5)
Amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Sell), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Sell) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation to determine the compensation actually paid:

Year	2021 ($)	2022 ($)	2023 ($)	2024 ($)
Average SCT Total Compensation	4,001,770	1,961,158	2,741,339	3,716,419
Less, value of Stock and Option Awards reported in SCT	3,307,199	1,250,024	2,312,535	3,027,154
Plus, Year-End value of Stock and Option Awards Granted in Fiscal Year that are Unvested and Outstanding	4,366,866	781,166	1,068,277	566,509
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that are Outstanding and Unvested	780,300	(2,545,313)	(300,783)	(537,510)
Plus, FMV of Stock and Option Awards Granted this Year and that Vested this Year	—	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year Stock and Option Awards that Vested this Year	20,359,025	(357,438)	353,904	(325,077)
Less Prior Year Fair Value of Prior Year Stock and Option Awards that Failed to Vest this Year	—	—	—	(653,977)
Compensation Actually Paid	26,200,762	(1,410,451)	1,550,202	(260,790)

(6)
Represents the peer group TSR (S&P 500 Health Care Index) as reflected in our Annual Report pursuant to item 201(e) of Regulation S-K for the fiscal year ended December 31, 2024. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on April 14, 2021.

(7)	Reflects “Net Income” in the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023 and 2022.
(8)
Company-selected measure is Adjusted EBITDA, which is a non-GAAP financial measure that is defined as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We chose Adjusted EBITDA as our Company-selected measure for evaluating pay versus performance because, among other reasons, it is a performance metric in our annual incentive plan. See “Executive Compensation—Elements of Our Executive Compensation Program—Annual Incentive Compensation.”

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other NEOs in 2021, 2022, 2023 and 2024 to (1) the Company’s TSR, (2) the Company’s net income, (3) the Company’s Adjusted EBITDA, and (4) the relationship between TSR of the Company and TSR of the Company’s peer group.
Compensation actually paid (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions estimated based on applicable GAAP, and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation and Human Capital Committee assessed the Company’s performance and our NEOs’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2023, 2022 and 2021.

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EXECUTIVE COMPENSATION

CAP vs. Company TSR
$117.39
$70.17
$54.57
$8.26
$79.9M
$26.2M
-$30.8M
-$1.4M
-$3.6M
$1.6M
-$10.6M
-$0.3M
2021
2022
2023
2024
Comp. Actually Paid (PEO)
Comp. Actually Paid (NEO Avg)
Company TSR

CAP vs. Net Income ($M)
-$406.5M
-$106.9M
-$262.8M
-$260.1M
$79.9M
$26.2M
-$30.8M
-$1.4M
-$3.6M
$1.6M
-$10.6M
-$0.3M
2021
2022
2023
2024
Comp. Actually Paid (PEO)
Comp. Actually Paid (NEO Avg)
Net Income ($M)

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EXECUTIVE COMPENSATION

Company TSR vs. Peer TSR
$120.35
$118.00
$120.43
$123.53
$117.39
$70.17
$54.57
$8.26
2021
2022
2023
2024
Company TSR
Peer Group TSR

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link compensation actually paid to our NEOs, for 2024, to company performance. Adjusted EBITDA and growth in membership on Company platform are also metrics used to determine annual incentive compensation payouts. For more information on annual incentive compensation and actual payouts, see “Executive Compensation—Elements of Our Executive Compensation Program— Annual Incentive Compensation.”
Most Important Performance Measure for 2024

Adjusted EBITDA
Revenue
Growth in Membership on Company Platform(1)
Medical Margin(2)

(1)	Measured by reference to the growth in the total members live on the agilon platform between December 31, 2023 and December 31, 2024.
(2)
Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars.

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EXECUTIVE COMPENSATION

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)(2)	16,125,293(1)	$7.06	70,590,954(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	16,125,293	$7.06	70,590,954

(1)
Includes 16,125,293 shares of our common stock subject to stock options outstanding under our agilon health 2021 Omnibus Equity Incentive Plan (the “2021 Omnibus Plan”) as of December 31, 2024, 2,595,413 shares of our common stock subject to RSUs outstanding under the 2021 Omnibus Plan as of that date, and 8,476,377 shares of our common stock subject to PSUs (assuming the maximum performance levels were attained) outstanding under the 2021 Omnibus Plan as of that date. The number of shares subject to RSUs and PSUs have not been included in calculating the weighted-average exercise price of outstanding options, warrants and rights presented in the above table. No right to acquire shares of our common stock were outstanding under our agilon health Employee Stock Purchase Plan (the “ESPP”) ). As of the date hereof, no shares of our common stock or rights to acquire such shares have been issued under the ESPP, which is not active and has never been used to issue shares.

(2)
Of these available shares of our common stock, 62,775,333 were available for award grants under the 2021 Omnibus Plan as of December 31, 2024 and 7,815,621 were available for purchase under the ESPP as of that date. In addition, the 2021 Omnibus Plan provides that the number of shares or our common stock available for issuance thereunder will be increased on the first trading day of each fiscal year in an amount equal to the lesser of (i) 5% of the outstanding shares of our common stock on the last trading day of the immediately preceding fiscal year, or (ii) such other amount as our board of directors may determine. The ESPP provides that the number of shares or our common stock available for issuance thereunder will be increased on the first trading day of each fiscal year in an amount equal to the lesser of (i) 1% of the outstanding shares of our common stock on the last trading day of the immediately preceding fiscal year, or (ii) such other amount as our board of directors may determine. The number of shares available under the 2021 Omnibus Plan as of December 31, 2024 includes shares that have become available pursuant to the annual increase provision through that date. The board of directors has determined that there was no increase to the number of shares available under our ESPP pursuant to its annual increase provision since its adoption. The number of shares available for award grants under the 2021 Omnibus Plan may, subject to the limits of the 2021 Omnibus Plan, be used for any type of award authorized under the 2021 Omnibus Plan, including stock options, stock purchase rights, restricted stock, RSUs, PSUs, performance shares, stock appreciation rights, dividend equivalents, deferred share units, and other stock-based awards.

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Security Ownership of Certain Beneficial Owners and Management.
The following table sets forth information as of March 31, 2025, except as otherwise indicated in the footnotes to the table, with respect to the ownership of our common stock by:
•	each person known to own beneficially more than five percent of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on 412,999,684 shares of common stock outstanding as of March 31, 2025, which excludes 23,593 shares that were due and payable as of March 14, 2025 but were not issued and outstanding as of March 31, 2025.
Except as otherwise indicated in the footnotes to the table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is 440 Polaris Parkway, Suite 550, Westerville, OH 43082.

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Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Shares
5% Stockholders
CD&R Vector Holdings, L.P.(1)	100,000,000	24.2
Morgan Stanley(2)	55,264,825	13.4
The Vanguard Group(3)	28,576,261	6.9
Wellington Management Group(4)	28,377,676	6.9
BlackRock, Inc.(5)	23,861,022	5.8
Capital International Investors(6)	22,331,873	5.4
Directors and Named Executive Officers
Ron Williams(7)	3,596,533	*
Silvana Battaglia(8)	72,561	*
Sharad Mansukani, M.D.(9)	1,917,783	*
Diana McKenzie(10)	66,147	*
Karen McLoughlin(11)	81,125	*
Ravi Sachdev	—	—
William Wulf, M.D.(12)	626,133	*
Steven J. Sell(13)	4,960,078	1.2
Jeffrey Schwaneke(14)	70,503	*
Benjamin Shaker(15)	1,034,105	*
Girish Venkatachaliah(16)	378,738	*
Timothy S. Bensley(17)	20,640	*
Veeral Desai(18)	1,907,052	*
All current directors and executive officers as a group (13 persons)(19)	14,731,398	3.6

*	Less than one percent.
(1)
Beneficial ownership is as of December 31, 2023 and based on Amendment No. 2 to Schedule 13G filed on February 8, 2024 by CD&R Vector Holdings, L.P., CD&R Investment Associates IX, Ltd., and CD&R Associates IX, L.P., in which they reported shared voting and shared dispositive power over 100,000,000 shares. The mailing address for each of these entities is c/o Clayton, Dubilier & Rice, LLC, 375 Park Avenue, New York, New York 10152. The 100,000,000 shares are held directly by CD&R Vector Holdings, L.P. and may be deemed to be beneficially owned by CD&R Investment Associates IX, Ltd., as the general partner of CD&R Vector Holdings, L.P. CD&R Investment Associates IX, Ltd. expressly disclaims beneficial ownership of shares directly held by CD&R Vector Holdings, L.P. Investment and voting decisions with respect to the shares held by CD&R Vector Holdings, L.P. are made by an investment committee of limited partners of CD&R Associates IX, L.P., currently consisting of more than ten individuals, each of whom is also an investment professional of Clayton, Dubilier & Rice, LLC (the "Investment Committee"). All members of the Investment Committee expressly disclaim beneficial ownership of the shares directly held by the CD&R Vector Holdings, L.P. CD&R Investment Associates IX, Ltd. is managed by two directors, Donald J. Gogel and Nathan K. Sleeper, and may be deemed to share beneficial ownership of the shares of Common Stock directly held by CD&R Vector Holdings, L.P. Such persons expressly disclaim such beneficial ownership.

(2)
Beneficial ownership is as of September 30, 2024 and based on Amendment No. 4 to Schedule 13G filed on November 6, 2024 by Morgan Stanley and Morgan Stanley Investment Management, Inc., in which they reported shared voting power over 52,197,634 shares and shared dispositive power over 55,234,601 shares. The mailing address for Morgan Stanley is c/o Morgan Stanley Investment Management Inc., 1585 Broadway, New York, New York 10036.

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Security Ownership of Certain Beneficial Owners and Management

(3)
Beneficial ownership is as of December 29, 2023 and based on the Schedule 13G filed on February 13, 2024 by The Vanguard Group, in which they reported shared voting power 125,960 shares, sole dispositive power over 28,134,314 and shared dispositive power over 441,947 shares. The mailing address for The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

(4)
Beneficial ownership is as of February 28, 2025 and based on Amendment No. 4 to Schedule 13G filed on March 7, 2025 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, in which they reported shared voting over 27,493,143 shares and shared dispositive power over 28,377,676 shares. The mailing address for Wellington Management Group is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(5)
Beneficial ownership is as of September 30, 2024 and based on the Schedule 13G filed on November 8, 2024 by BlackRock, Inc., in which it reported sole voting power over 23,438,591 shares and sole dispositive power over 23,861,022 shares. The mailing address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(6)
Beneficial ownership is as of December 31, 2024 and based on the Schedule 13G filed on February 14, 2025 by Capital International Investors, in which it reported sole voting and sole dispositive power over 22,331,873 shares. The mailing address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(7)	Includes 3,564,414 shares of common stock held by Mr. Williams and 32,119 restricted stock units that will vest on May 29, 2025.
(8)
Includes 34,025 shares of common stock, 6,417 shares that Ms. Battaglia has the right to acquire through the exercise of stock options, and 32,119 restricted stock units that will vest on May 29, 2025.

(9)
Includes 1,241,914 shares of common stock, 643,750 shares that Dr. Mansukani has the right to acquire through the exercise of stock options and 32,119 restricted stock units that will vest on May 29, 2025.

(10)	Includes 26,700 shares of common stock, 7,328 shares Ms. McKenzie has the right to acquire through the exercise of stock options and 32,119 restricted stock units that will vest on May 29, 2025.
(11)
Includes 41,047 shares of common stock, 7,959 shares that Ms. McLoughlin has the right to acquire through the exercise of stock options and 32,119 restricted stock units that will vest on May 29, 2025.

(12)
Includes 174,014 shares of common stock, 320,000 shares that Dr. Wulf has the right to acquire through the exercise of stock options, 100,000 options that will vest and become exercisable on May 22, 2025 and 32,119 restricted stock units that will vest on May 29, 2025.

(13)
Includes 67,590 shares of common stock held under the Steven J. Sell and Margaret D. Williams Revocable Inter Vivos Trust Agreement, 4,597,329 shares that Mr. Sell has the right to acquire through the exercise of stock options, 57,208 options that will vest and become exercisable on April 14, 2025, 103,782 options which vest and become exercisable on April 15, 2025, 22,073 restricted stock units which will vest on April 14, 2025 and 63,060 restricted stock units that vest on April 15, 2025. Excludes 556,200 shares held by the Sell Family Trust and the Sell Children's Trust, each an irrevocable trust of which Mr. Sell is neither the trustee nor a beneficiary.

(14)	Includes 31,931 shares of common stock, 6,453 shares that Mr. Schwaneke has the right to acquire through the exercise of stock options and 32,119 restricted stock units that will vest on May 29, 2025.
(15)
Includes 234,226 shares of common stock, 625,634 shares that Mr. Shaker has the right to acquire through the exercise of stock options, 32,205 options that will vest and become exercisable on April 14, 2025, 80,719 options that will vest and become exercisable on April 15, 2025, 12,274 restricted stock units that will vest on April 14, 2025 and 49,047 restricted stock units that will vest on April 15, 2025.

(16)
Includes 19,762 shares of common stock, 224,473 shares Mr. Venkatachaliah has the right to acquire through the exercise of stock options, 50,792 options which will vest and become exercisable on April 14, 2025, 46,125 options which will vest and become exercisable on April 15, 2025, 9,559 restricted stock units which will vest on April 14, 2025 and 28,027 restricted stock units that will vest on April 15, 2025.

(17)	Includes 20,640 shares of common stock held by Mr. Bensley.
(18)	Includes 270,941 shares of common stock and 1,636,111 shares Mr. Desai has the right to acquire through the exercise of stock options.
(19)
Consists of 5,782,413 shares of common stock, 8,065,602 shares of our common stock underlying vested stock options, and 963,680 shares of common stock underlying options and RSUs which shall vest within 60 days following March 31, 2025 for our executive officers and directors.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s Chief Accounting Officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors, the Chief Accounting Officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers, directors and the CD&R Investor, we believe that our executive officers, directors, and the CD&R Investor complied with all Section 16(a) filing requirements during 2024, except for the following, each of which was filed late: Form 4s for William Wulf, M.D., reporting one transaction on December 5, 2024 and Diana McKenzie, reporting one transaction on November 25, 2024, each of which is dated December 11, 2024; and a Form 4 for Tim Gertsch, Gertsch reporting one transaction on May 24, 2024, dated December 19, 2024.

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Certain Relationships and Related Party Transactions.
Policies and Procedures for Related Person Transactions
Our board of directors has approved written policies and procedures with respect to the review and approval of certain transactions between us and a Related Person or a Related Person Transaction each as defined below (the “Related Person Transaction Policy”). Under the terms of the Related Person Transaction Policy, our board of directors, acting through our Audit Committee, must review and determine whether to approve any Related Person Transaction, which are transactions between us and Related Persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a Related Person has or will have a direct or indirect material interest. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and determine whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” means a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which we including any of our subsidiaries, were, are or will be a participant, and in which any Related Person had, has or will have a direct or indirect interest; and a “Related Person” means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of agilon health or a nominee to become a director of agilon health; any person who is the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and “spouse” includes an individual married to a person of the same sex if the couple is lawfully married under state law, regardless of the individual’s domicile; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
Since December 31, 2023, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a Related Person where the amount involved exceeds, or would exceed, $120,000, and in which any Related Person had or will have a direct or indirect material interest:
CD&R Stockholder Agreement
In connection with our IPO, we entered into the CD&R Stockholder Agreement with the CD&R Investor. The CD&R Stockholder Agreement grants the CD&R Investor the right to designate for nomination for election to our board of directors a number of CD&R Designees equal to:
•
at least a majority of the total number of directors comprising our board of directors at such time as long as the CD&R Investor beneficially owns at least 50% of the outstanding shares of our common stock;

•
at least 40% of the total number of directors comprising our board of directors at such time as long as the CD&R Investor beneficially owns at least 40% but less than 50% of the outstanding shares of our common stock;

•
at least 30% of the total number of directors comprising our board of directors at such time as long as the CD&R Investor beneficially owns at least 30% but less than 40% of the outstanding shares of our common stock;

•
at least 20% of the total number of directors comprising our board of directors at such time as long as the CD&R Investor beneficially owns at least 20% but less than 30% of the outstanding shares of our common stock; and

•
at least 5% of the total number of directors comprising our board of directors at such time as long as the CD&R Investor beneficially owns at least 5% but less than 20% of the outstanding shares of our common stock.

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Certain Relationships and Related Party Transactions

For purposes of calculating the number of CD&R Designees that the CD&R Investor is entitled to nominate under the formula outlined above, any fractional amounts would be rounded up to the nearest whole number and the calculation would be made on a pro forma basis after taking into account any increase in the size of our board of directors. If the CD&R Investor beneficially owns less than 5% of the outstanding shares of common stock, the CD&R Investor will no longer be entitled to designate any designees for nomination by the board of directors.
With respect to any vacancy of a CD&R-designated director, the CD&R Investor has the right to designate a new director for election by a majority of the remaining directors then in office.
The CD&R Stockholder Agreement provides that a CD&R Designee will serve as the Chairman of our board of directors as long as the CD&R Investor beneficially owns at least 25% of the outstanding shares of our common stock. In May 2023, the CD&R Investor disposed of certain shares of our common stock in an underwritten offering and its holdings are now less than 25%. Mr. Williams remains our board chairman.
The CD&R Stockholder Agreement also grants to the CD&R Investor certain other rights, including specified information and access rights.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with the CD&R Investor. The registration rights agreement grants to the CD&R Investor and its permitted assigns customary Form S-1 and Form S-3 demand registration rights and piggyback registration rights, in each case subject to customary terms and conditions.
Indemnification
We are a party to an indemnification agreement (the “Indemnification Agreement”) with the CD&R Investor, Clayton, Dubilier & Rice Fund IX, L.P., Clayton, Dubilier & Rice Fund IX-A, L.P., CD&R Advisor Fund IX, L.P. (together, the “CD&R Funds”) and CD&R, pursuant to which we indemnify the CD&R Investor, the CD&R Funds and CD&R and each of their respective affiliates, successors, assigns, directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements and any transaction fee agreements and certain other claims and liabilities, including liabilities arising out of financing arrangements and securities offerings. Our indemnification obligations under the Indemnification Agreements are primary to any similar rights to which any indemnitee may be entitled under any other agreement or document.
We also indemnify our directors and provide them expense advancement accordingly.

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Proposal One.
Election of Directors
The following individuals, both of whom are currently serving on our board of directors, are nominated for election this year as Class I directors: Silvana Battaglia and Sharad Mansukani, M.D.
If elected, each of these individuals will each serve as a Class I director until the 2028 Annual Meeting of Stockholders and until their successor has been elected and qualified, or until their earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board of directors may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class I director.
The relevant experiences, qualifications, attributes or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described above in the section entitled “The Board of Directors and Corporate Governance.”
BOARD NOMINEES
Silvana Battaglia
Sharad Mansukani, M.D.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

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Proposal Two.
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 and recommends that the stockholders vote for ratification of such selection. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation, and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Ernst & Young LLP for the year ending December 31, 2025; however, the Audit Committee will consider the outcome of the vote when making appointments of our independent registered public accounting firm in future years.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Audit Fees and Related Fees
The following table presents, for the years ended December 31, 2024 and 2023, fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Ernst & Young LLP for professional services for the audit of our Consolidated Financial Statements included in our Annual Reports on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$4,447,920	$5,473,256
Audit-Related Fees	$—	$—
Tax Fees(2)	$—	$—
Other Fees	$—	$—

(1)
Audit fees include fees related to the audit of our annual consolidated financial statements and internal control over financial reporting, including the review of interim consolidated financial statements, other services associated with regulatory filings, including registration statement and consent services, as well as other fees associated with audits of certain subsidiaries of the Company.

(2)	Includes services rendered in connection with tax planning, compliance and tax return preparation fees.

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PROPOSAL TWO

Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board of directors has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by its independent registered public accounting firm and the related fees. Under its charter and in compliance with rules of the SEC and PCAOB, the Audit Committee established a pre-approval policy that requires the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm.
All of the services performed by Ernst & Young LLP during the years ended December 31, 2024 and 2023 were approved in advance by the Audit Committee pursuant to the pre-approval policy.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

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Proposal Three.
Advisory Vote to Approve Executive Compensation
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the Compensation and Human Capital Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation and Human Capital Committee strives to attract and retain highly motivated, qualified and experienced executives, focus the attention of the NEOs on the strategic, operational and financial performance of the Company and encourage the NEOs to meet long-term performance objectives and increase stockholder value. To do so, the Compensation and Human Capital Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Compensation and Human Capital Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs are reasonable and not excessive.
For these reasons, the board of directors is asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in accordance with the rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is APPROVED.”
As you consider this Proposal 3, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation for 2024, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEOs compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.
As an advisory vote, Proposal 3 is not binding on our board of directors or the Compensation and Human Capital Committee, will not overrule any decisions made by our board of directors or the Compensation and Human Capital Committee, or require our board of directors or the Compensation and Human Capital Committee to take any specific action. Although the vote is non-binding, our board of directors and the Compensation and Human Capital Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. The Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2026 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Other Business.
The board of directors does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the Company’s proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.
A list of stockholders entitled to be present and vote at the Annual Meeting will be available at 440 Polaris Parkway, Suite 550, Westerville, OH 43082 for inspection by the stockholders for purposes germane to the meeting from May 18, 2025, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.
Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, if so requested, by executing and returning the requested proxy card in the postage paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,

Denise Zamore Chief Legal Officer and Corporate Secretary April 17, 2025

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Other Business

Website References
Information contained on or connected to any website referenced in this proxy statement is not incorporated by reference in this proxy statement or in any other report or document we file with the SEC. We routinely use our Investor Relations website to provide presentations, press releases, and other information that may be deemed material to investors. Accordingly, we encourage investors and others interested in agilon health to review the information that we share at http://investors.agilonhealth.com. In addition, our Investor Relations website allows interested persons to sign up to automatically receive e-mail alerts when we post financial information.

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AGILON HEALTH, INC.
440 POLARIS PARKWAY, SUITE 550
WESTERVILLE, OHIO 43082

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to **www.virtualshareholdermeeting.com/AGL2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following Class I nominees:

1. Election of Class I Directors

Nominees

	For	Against	Abstain
1a. Silvana Battaglia	☐	☐	☐
1b. Sharad Mansukani, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐
3. To approve, by advisory vote, the compensation paid to the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000674459_1 R1.0.0.2

AGILON HEALTH, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 28, 2025

The shareholder(s) hereby appoint(s) Steven J. Sell and Jeffrey A. Schwaneke, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Agilon Health, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/AGL2025 at 12:00 p.m., Eastern Time on Wednesday, May 28, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000674459_2 R1.0.0.2

Continued and to be signed on reverse side